UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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Cabot Corporation

2018 Proxy Statement

The Annual Meeting of Stockholders

of Cabot Corporation will be held:

Thursday, March 8, 2018 at 4:00 p.m. ET

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, MA 02210-2019 USA

January 26, 2018

Dear Fellow Cabot Corporation Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 8, 2018, at 4:00 pm, Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

At the Annual Meeting, we will ask you to elect four members of our Board of Directors, provide your advisory approval of our executive compensation, and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2018. We will also discuss any other business matters properly brought before the meeting. The attached Proxy Statement explains our voting procedures, describes the business we will conduct, and provides information about the Company that you should consider when you vote your shares.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are mailing to you a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials and 2017 Annual Report. Notice and Access provides a convenient and environmentally friendly way for you to access Cabot’s proxy materials. The Notice includes instructions on how to access our proxy statement and our 2017 Annual Report and how to vote your shares. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2017 Annual Report, if you prefer.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by mailing a completed proxy card, by phone or the Internet.

Thank you for your continued support of Cabot Corporation.

Sincerely,

SEAN D. KEOHANE

President and

Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	March 8, 2018

Time:	4:00 p.m., Eastern Time

Place:	Corporate Headquarters of Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Record Date:	You may vote if you were a stockholder of record at the close of business on January 16, 2018.

Voting by Proxy:	To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Stockholders who own shares in their own name (a record owner) have three options for submitting their vote by proxy: (1) by Internet, (2) by phone or (3) by mail. You may also vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors or on the compensation of our named executive officers, your shares will not be voted on these matters. For an explanation of how you can vote your “street name” shares at the meeting, see “How do I vote?” on page 3.

Items of Business	•	To elect four directors, Cynthia A. Arnold, John K. McGillicuddy, John F. O’Brien and Mark S. Wrighton, to the class of directors whose term expires in 2021;

•	To approve, in an advisory vote, our executive compensation;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This notice and proxy statement are first being made available to stockholders on or about January 26, 2018. Our 2017 Annual Report is available at http://www.cabotcorp.com/2018annualmeeting.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts 02210-2019

January 26, 2018

2018 PROXY STATEMENT

2018 PROXY STATEMENT

About the Annual Meeting

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2018 Annual Meeting of Stockholders (“2018 Annual Meeting” or the “meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of Cynthia A. Arnold, John K. McGillicuddy, John F. O’Brien, and Mark S. Wrighton to the class of directors whose term expires in 2021 (see page 5);

•	Proposal 2: Advisory approval of our executive compensation (see page 58);

•	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018 (see page 61); and

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the four nominees for director;

•	FOR the advisory approval of our executive compensation (commonly referred to as “say-on-pay”);

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

Who is entitled to vote?

Only stockholders of record at the close of business on January 16, 2018 will be entitled to vote at the 2018 Annual Meeting. As of that date, there were 61,803,493 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund and the Cabot Common ESOP Fund portions of the Cabot 401(k) Plan and is the record owner of all of those shares. The trustee is authorized to vote such shares in accordance with instructions from participants in, and the terms of, the Cabot 401(k) Plan.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We are distributing our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach benefits the environment, while

CABOT CORPORATION    1

2018 PROXY STATEMENT

About the Annual Meeting (continued)

providing a timely and convenient method of accessing the materials and voting. On January 26, 2018, we will begin mailing a “Notice of Internet Availability of Proxy Materials” (the “Notice”) to participating stockholders. The Notice includes instructions on how to access our proxy statement and our 2017 Annual Report and how to vote your shares. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2017 Annual Report, if you prefer.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2018 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 16, 2018 must be present in person or by proxy at the meeting. This majority is referred to as a quorum. Proxy cards or broker voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2018 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. Proposals 1 and 2 are non-routine matters.

Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1 and 2, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•	Proposal 1 — Election of Directors. Pursuant to our bylaws, a nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.

•	Proposal 3 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Under Delaware law, abstentions are not considered “votes cast” and, therefore, will have no effect on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will also have no effect on the results of this vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his or her re-election at the 2018 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) is responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified.

2    CABOT CORPORATION

2018 PROXY STATEMENT

About the Annual Meeting (continued)

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. Even if you plan to attend the 2018 Annual Meeting, we encourage you to vote your shares by proxy. If your shares are held in “street name” in a brokerage account or by a bank or other nominee and you wish to vote in person at the meeting, you must request a legal proxy from your bank, broker or other nominee and bring that proxy to the meeting. Stockholders who own shares in their own name (a record owner), have three options for submitting their votes by proxy:

1.	by Internet – go to www.envisionreports.com/cbt and follow the instructions on the secure site,

2.	by phone – call the toll-free number 1-800-652-VOTE and follow the instructions on your proxy card and the recorded telephone instructions, or

3.	by mail – mark, sign and date the proxy card and return it promptly in accordance with the voting instructions on your proxy card.

Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Eastern Time, on March 8, 2018.

If you hold your Cabot stock in a brokerage account, your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voting instruction form carefully.

How do I vote if I hold my stock through the Cabot 401(k) plan?

If you hold your stock through the Cabot 401(k) plan, you have the right to instruct the trustee of the plan how to vote your shares. The trustee will have the voting instructions of each participant in the plan tabulated and will vote the shares of the participants by submitting a final proxy card representing the plan’s shares for inclusion in the tally at the 2018 Annual Meeting.

Your vote will influence how the trustee of the plan votes those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in the plan and do not vote, the plan trustee will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through the Cabot 401(k) plan by returning your completed and signed proxy card to the Company’s transfer agent by March 5, 2018 or by voting over the telephone or the Internet by 9:00 a.m., Eastern Time, on March 6, 2018.

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or by Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), or (3) attending the meeting and voting in person. If your shares are registered in your name, you may also revoke your vote by delivering timely notice to the Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and either Cabot’s Secretary or Assistant Secretary will act as Inspectors of Election.

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2018 PROXY STATEMENT

About the Annual Meeting (continued)

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2018 Annual Meeting?

We are not aware of any other matters that will be considered at the 2018 Annual Meeting. If any other matters properly arise that require a vote, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2018 Annual Meeting is open to all Cabot stockholders. If you need directions to the meeting, please call Cabot’s Investor Relations Group at (617) 342-6255. When you arrive at Cabot’s Corporate Headquarters, please go to the 13th Floor and signs will direct you to the meeting room. You need not attend the 2018 Annual Meeting to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting

This proxy statement and our 2017 Annual Report on Form 10-K are available at the following Internet address: http://www.cabotcorp.com/2018annualmeeting.

4    CABOT CORPORATION

2018 PROXY STATEMENT

Governance

Proposal 1 — Election of Directors

Board of Directors

Our Board of Directors currently has twelve members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Four directors are proposed to be elected at the 2018 Annual Meeting. The terms of Cynthia A. Arnold, John F. O’Brien, John K. McGillicuddy, and Mark S. Wrighton expire this year and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2021. All of them are current directors and, with the exception of Dr. Arnold, have been elected by stockholders at previous annual meetings.

Roderick C.G. MacLeod, whose term of office expires at the 2019 Annual Meeting, has decided to retire from the Board effective at the 2018 Annual Meeting. Upon the election of the nominated directors, and with this retirement, Cabot’s Board of Directors will have eleven members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2018 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its four nominees.

CABOT CORPORATION    5

2018 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Certain Information Regarding Directors

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2018 Annual Meeting to serve as a director of the Company, all the nominees and directors have a reputation for honesty, integrity, sound judgment and adherence to high ethical standards. Each of the nominees and directors has demonstrated the willingness and ability to make the significant commitment of time and energy to serve on our Board and its Committees, and to engage management and each other openly and constructively.

Cynthia A. Arnold (Nominee for Election)

Director Since: 2018

Committee Memberships: Compensation

Term of Office Expires: 2018

Age: 60

Independent

Business Experience:

•   Chief Technology Officer, The Valspar Corporation, a global paint and coatings company, January 2011 to May 2017

•   Chief Technology Officer, Sun Chemical Corporation, a producer of inks, coatings and supplies, pigments, polymers, liquid compounds, solid compounds and application materials, 2004 to December 2010

•   Vice President of Coatings, Adhesives and Specialty Chemicals Technology, Eastman
Chemical Company, a global advanced materials and specialty additives company, 2003-2004

•   Management and technology leadership positions, General Electric Company, a high technology industrial leader, 1994- 2003

Other Boards and Positions:

•  Member, Advisory Board, University of Minnesota Dept of Chemical Engineering and Materials Science

•  Member, Materials Advisory Board, Carbon 3D, Inc.

•  Board Member, Minnesota Zoo (Co-chair, Technology Task Force)

Dr. Arnold has a depth of global experience in the specialty chemicals industry, particularly in technology and innovation, with an understanding of the value chains in which Cabot participates.

Juan Enriquez

Director Since: 2005

Committee Memberships: Audit, SH&E

Term of Office Expires: 2020

Age: 58

Independent

Business Experience:

•  Chairman and CEO, Biotechonomy Ventures, a life sciences research and investment firm, since 2003

•  Managing Director, Excel Venture Management, a life sciences investment company, since March 2008

•  Director, Life Science Project at Harvard Business School, 2001 to 2003

Other Boards and Positions:

•  Director, various start-up companies

•  Boston Museum of Science (Overseer)

•  Harvard Medical School Advisory Council

•  Trustee, WGBH

Mr. Enriquez has significant expertise in technology, start-up companies and international business, and leadership experience from his broad experience in technology ventures.

6    CABOT CORPORATION

2018 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Sean D. Keohane

Director Since: 2016

Committee Memberships: Executive

Term of Office Expires: 2020

Age: 50

Business Experience:

•   President and CEO, Cabot Corporation, since March 2016

•   EVP, President, Reinforcement Materials, November 2014 to March 2016; SVP, President, Performance Chemicals, March 2012 to November 2014; General Manager, Performance Chemicals, May 2008 to March 2012; Vice President in March 2005; joined Cabot Corporation August 2002

•   General management positions, Pratt & Whitney, a division of United Technologies, prior to 2002

Other Boards and Positions:

•   Director, American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels (2016 to present)

Mr. Keohane has a deep understanding of Cabot’s businesses, strong knowledge of the chemicals industry and significant experience in management, strategic planning, manufacturing, international business and marketing.

William C. Kirby

Director Since: 2012

Committee Memberships: Audit, SH&E

Term of Office Expires: 2020

Age: 67

Independent

Business Experience:

•  Spangler Family Professor of Business Administration, Harvard Business School; T.M. Chang Professor of China Studies, Harvard University, since July 2008

•  Harvard University Distinguished Service Professor and Chairman of the Harvard China Fund, since July 2006

•  Harvard faculty member since 1992, served as Chair of Harvard’s History Department, Director of the Harvard University Asia Center, Dean of the Faculty of Arts and Sciences and Director of the Fairbank Center for Chinese Studies

Other Boards and Positions:

•  Director, The China Fund, Inc., a non-diversified closed-ended management investment company (2007 to present)

•  Director, The Taiwan Fund, Inc., a diversified closed-ended management investment company (2013 to present)

•  Director, Harvard University Press

•  Director, JAMM Active Limited, a global producer of innovative performance fabrics for athletic use (2016 to present)

Mr. Kirby has extensive business knowledge and particular expertise regarding the business, economic and political environment in China.

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2018 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

John K. McGillicuddy (Nominee for Election)

Director Since: 2008

Committee Memberships: Audit (Chair), Executive, Governance

Term of Office Expires: 2018

Age: 74

Independent

Business Experience:

•  Partner, KPMG LLP, a public accounting firm, 1975 until retirement in 2000, as audit partner, SEC reviewing partner and in various management positions

Other Boards and Positions:

•  Director, Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries (2003 to present)

•  Former Chairman, Watts Water Technologies, Inc., a manufacturer of water safety and flow control products (2003 to 2016)

•  Former Chairman of the Better Business Bureau of Massachusetts

Mr. McGillicuddy has substantial expertise in accounting and finance matters and significant experience and skills in corporate governance, financial reporting, and public company leadership.

Michael M. Morrow

Director Since: 2017

Committee Memberships: Audit, SH&E

Term of Office Expires: 2019

Age: 62

Independent

Business Experience:

•  Partner, PricewaterhouseCoopers, a public accounting firm, 1986 until retirement in June 2016, as audit partner, client relationship partner and in various leadership and governance roles, including Lead Director of PwC’s U.S. Board of Partners

•  Consultant, PwC, June 2016 to June 2017

Other Boards and Positions:

•  Member, Board of Visitors, Wake Forest University School of Business (2011 to 2017)

•  Member, Business Advisory Council, University of Rhode Island School of Business (2010 to 2015)

Mr. Morrow has substantial expertise in accounting, finance and financial reporting matters, and significant leadership, business and corporate governance experience.

8    CABOT CORPORATION

2018 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

John F. O’Brien Non-Executive Chair of the Board (Nominee for Election)

Director Since: 1990

Committee Memberships: Executive (Chair), Governance (Chair)

Term of Office Expires: 2018

Age: 74

Independent

Business Experience:

•  President and CEO, Allmerica Financial Corporation (now known as The Hanover Insurance Group, Inc.), an insurance and diversified financial services company, 1995 until retirement in 2002

•  President and CEO, First Allmerica Financial Life Insurance Company; Chairman, Allmerica Investment Trust; Chairman, Allmerica Securities Trust, 1989 to 2002

Other Boards and Positions:

•  Director, LKQ Corporation, a nationwide provider of recycled auto parts (2003 to present)

•  Director, family of mutual funds managed by BlackRock, Inc., an investment management advisory firm (2004 to present)

•  Lead Director, The TJX Companies, Inc., an off-price retailer of apparel and home fashion (1996 to present)

•  Partner, Board Leaders, an organization that serves directors of public companies and major non-profit organizations, providing forums for members to discuss corporate governance, legal, accounting and regulatory matters and developments.

Mr. O’Brien possesses substantial knowledge and skills with respect to strategic planning, accounting and finance, and corporate governance and significant leadership and management experience.

Patrick M. Prevost

Director Since: 2008

Committee Memberships: SH&E

Director since: 2008

Term of Office Expires: 2020

Age: 62

Business Experience:

•  President and CEO, Cabot Corporation, January 2008 to March 2016

•  President, Performance Chemicals, BASF AG, an international chemical company, October 2005 to November 2007

•  President, Chemicals and Plastics Business in North America, BASF Corporation, December 2003 to September 2005

•  Senior management positions, BP and Amoco, prior to joining BASF in 2003

Other Boards and Positions:

•  Director, General Cable Corporation, a global leader in copper, aluminum and fiber optic wire and cable products (2010 to present)

•  Director, Southwestern Energy Company, an energy company engaged in natural gas and crude oil exploration, development and production (2017 to present)

Mr. Prevost has a strong understanding of Cabot’s businesses, substantial experience in the chemicals industry, and deep knowledge of technology, international business, strategic planning, manufacturing and marketing.

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2018 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Sue H. Rataj

Director Since: 2011

Committee Memberships: Compensation (Chair), Executive, Governance

Term of Office Expires: 2019

Age: 61

Independent

Business Experience:

•   Chief Executive, Petrochemicals for BP, a global energy company, April 2008 until retirement in April 2011

•   Senior management positions with BP, including Group Vice President, Refining and Marketing, July 2007 to April 2008

Other Boards and Positions:

•   Director, Agilent Technologies, Inc., a global leader providing instruments, software and consumables to laboratories in the life sciences, diagnostics and applied chemical markets (2015 to present)

•   Supervisory Board Member, Bayer AG, a life science enterprise developing and manufacturing products in the pharmaceuticals, consumer health, animal health and crop science segments (2012 to 2017)

Ms. Rataj has substantial management leadership and strategic planning experience, significant expertise in SH&E, risk management, accounting and finance matters, particularly in the context of a chemicals company, as well as corporate governance experience.

Matthias L. Wolfgruber

Director Since: 2014

Committee Memberships: Compensation, SH&E (Chair)

Term of Office Expires: 2019

Age: 64

Independent

Business Experience:

•   CEO, Altana AG, a global specialty chemicals company, 2007 until retirement January 2016

•   President and CEO, Altana Chemie AG, member of the management board of Altana AG, 2002 to 2007

•   Management positions at Wacker-Chemie in the U.S. and Europe, 1985 to 2002

Other Boards and Positions:

•   Supervisory Board Member, Lanxess AG, a leading global manufacturer of synthetic rubber and chemical intermediates (2015 to present)

•   Supervisory Board, Altana AG (2016 to present)

•   Supervisory Board, Grillo-Werke AG, a manufacturer and supplier of zinc alloy products and chemicals (2014 to present)

•   Chairman, Ardex Group (2015 to present)

Dr. Wolfgruber has extensive leadership experience managing specialty chemicals businesses with global operations, with particular expertise in strategic investments and acquisitions.

10    CABOT CORPORATION

2018 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Mark S. Wrighton (Nominee for Election)

Director Since: 1997

Committee Memberships: Compensation, SH&E

Term of Office Expires: 2018

Age: 68

Independent

Business Experience:

•  Chancellor, Washington University in St. Louis, since 1995

•  Faculty member, Massachusetts Institute of Technology, Provost, 1990 to 1995; Head of Chemistry Department, 1987 to 1990

Other Boards and Positions:

•  Director, Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries (2005 to present)

•  Director, Corning, Inc., a specialty glass and ceramics company (2009 to present)

•  Director, A.G. Edwards, Inc., a financial services company (2000 to 2007)

•  Director, BJC HealthCare

•  Director, Donald Danforth Plant Science Center

•  Ex-officio Director, St. Louis Regional Chamber and Growth Association

•  Trustee, St. Louis Science Center

Chancellor Wrighton has extensive scientific knowledge and understanding of complex technology, significant management and leadership experience, and a deep understanding of matters relating to public company management and oversight.

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2018 PROXY STATEMENT

Board Governance and Composition

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address director qualifications and independence, Board Committees, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, and CEO evaluation and succession planning, among other matters. Many of the Board’s practices and policies set out in these Guidelines are described in this discussion of Board Governance and Composition. The Corporate Governance Guidelines are posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

Board Composition

The Governance Committee is charged with reviewing the composition of the Board and refreshing it as appropriate to ensure the Board as a whole reflects a range of talents, skills, diversity and expertise needed to meet the evolving needs of our businesses and to oversee the execution of our strategy.

Important Factors in Assessing Director Qualifications

Director Qualifications. The Governance Committee strives to maintain an engaged, independent board with broad and diverse experience and judgment that is committed to representing the interests of our shareholders. Board candidates as well as nominees for re-election are evaluated in the context of the current composition of the Board of Directors and in relation to the Board’s requirements at the time. We expect our directors and any candidate or nominee to have integrity and to demonstrate high ethical standards. The Committee considers a wide range of factors when recruiting, selecting and nominating director candidates, including:

Ensuring an experienced, qualified Board with expertise in areas relevant to Cabot. The Committee seeks directors who have held significant leadership positions and can bring to the Board specific types of experience relevant to Cabot. It is the Board’s policy that the Board as a whole reflect a range of talents, skills, and expertise, particularly in these areas:

•	Management Leadership and Strategic Planning Experience. We believe that directors who have held significant leadership positions over an extended period of time possess strong leadership qualities and demonstrate a practical understanding of organizations, processes, strategy and risk management, and know-how to drive change and growth. As a publicly traded company, we value experience on the boards of other publicly traded companies and other complex organizations.
•	Specialty Chemicals Industry and Operations Experience. We have sought directors with leadership and operational experience in the industries in which we operate.
•	Global Experience. We value directors with global business experience because our continued success depends, in part, on growing our businesses outside the United States. Further, we have significant manufacturing operations outside the U.S., and a majority of our revenues came from outside of the U.S. in 2017.
•	Accounting and Finance Experience. We use a broad set of financial metrics to measure our performance, and accurate financial reporting and robust auditing are critical to our success. Three of our directors qualify as audit committee financial experts, and we expect all our directors to have an understanding of finance and financial reporting processes.
•	Technology and Market Experience. As a science and technology company and an innovator, we value directors with an understanding of technology and material science and the value chains in which we participate. We seek to grow organically by developing new products, and identifying new applications and markets for our existing products. This has become increasingly important as we intensify our focus on application innovation and formulated solutions under our “Advancing the Core” strategy.

Enhancing the Board’s diversity of background. As a global company, we consider diversity core to our culture. At the Board level and throughout our company we value the benefits we receive from different perspectives and strive for a talented and diverse workforce and a diverse Board that is representative of our global business, customers, employees

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Board Composition (continued)

and stockholders. In evaluating the suitability of individual Board nominees, the Governance Committee takes into account many factors, including general understanding of the disciplines relevant to the success of a publicly traded company with global manufacturing operations in today’s business environment, professional experience, background, education, skill, age, race, gender and national origin. Although the Board does not have a formal written policy that solely addresses diversity, our Corporate Governance Guidelines prioritize diversity of origin, background, experience and thought as important director selection criteria. The Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

Individual Attributes. The Board believes that to function effectively, all directors should demonstrate sound judgment, compassion, a willingness and ability to work with other members of the Board openly and constructively and the ability to communicate clearly and persuasively, and be able to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf.

Complying with the Board’s independence guidelines. When selecting and recruiting candidates, the Board looks at other positions the candidate has held or holds, including other board memberships, to determine whether any material relationship with Cabot exists that could impair the candidate’s independence.

Candidate Recommendations. Generally, we identify candidates for election to the Board of Directors through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third-party search firms, and, over the past year, the Committee retained a search firm to help identify potential candidates. We evaluate candidates recommended by our stockholders in the same manner and on the same basis as candidates recommended by our directors, management or third-party search firms. On the recommendation of certain of the independent directors, and the further recommendation of the Governance Committee, Mr. Morrow was elected a director in 2017. Dr. Arnold was initially identified as a candidate for election to the Board by a third-party search firm, and upon the recommendation of the Governance Committee, the Board elected Dr. Arnold a director in January 2018.

Changes in Governance Practices made in 2017. Following a review of trends in board composition, succession planning and governance practices, the Board determined to eliminate its retirement policy for directors. The Board is of the view that a mix of tenures that takes into consideration appropriate levels of continuity, institutional memory and fresh perspectives is critical in achieving and maintaining a high-performing board. The Board does not believe that a mandatory retirement policy is an effective tool for proper Board refreshment. Rather, the Board will proactively manage its composition and make-up to ensure it has the appropriate mix of tenures and the requisite skills to address the Company’s current and future needs.

How we Assess Director Independence

The Board’s Guidelines. It is the Board’s policy that at least the majority of the Board’s members must be independent under our Corporate Governance Guidelines. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. All our directors are “independent” under the Board’s director independence standards, other than Mr. Keohane, our President and CEO, and Mr. Prevost, our former President and CEO. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with Cabot. The Board’s guidelines for director independence are consistent with the independence requirements in the New York Stock Exchange’s listing standards. In addition to applying these guidelines, the Board evaluates all relevant facts and circumstances in making an independence determination. In assessing director independence, the Board considers all known relationships, transactions and arrangements among directors, their family members, and Cabot. In evaluating Dr. Arnold’s independence, the Governance Committee considered that she had performed a short-term consulting assignment for the Company during the past year and prior to becoming a director for which she received compensation from the Company of less than $10,000 but has no on-going relationship to provide any additional services. The Board concluded that neither Dr. Arnold nor any of the non-management directors who served as directors during the 2017 fiscal year, other than Mr. Prevost, had a material relationship with Cabot.

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Board Composition (continued)

Our Leadership Structure — Non-Executive Chair of the Board; Executive Sessions

John F. O’Brien currently serves as Non-Executive Chair of the Board. The Board has elected Sue H. Rataj as Non-Executive Chair of the Board of Directors, effective March 9, 2018.

Although our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chair of the Board to provide independent leadership for the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time and, as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chair of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to lead the executive sessions of the non-management directors at Board meetings.

Key Responsibilities. Our Non-Executive Chair of the Board focuses on the Board’s processes and ensuring it is prioritizing the right matters. Specifically, the Chair has the following responsibilities, and may perform other functions at the Board’s request:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;
•	serving as an ex-officio member of each Board committee of which he or she is not a member and, upon invitation, attending those committee meetings where possible;
•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;
•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;
•	in collaboration with the Governance Committee, leading our Board’s annual performance review;
•	meeting with each non-management director at least annually;
•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;
•	coordinating the periodic review of management’s strategic plan;
•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO and key senior management; and
•	working with management on effective stockholder communication.

How our Board Operates

Our Board of Directors has six scheduled Board meetings to review and discuss Cabot’s performance and prospects as well as the issues we face, with calls and communications between meetings as appropriate. The Board interacts directly with senior management during its meetings. The Board typically dedicates one meeting a year to a discussion of longer-term strategic issues the Company faces. During fiscal 2017, the Board met six times.

A significant portion of the Board’s oversight responsibility is carried out through its four operating committees.

Committee Composition. All of the members of our Audit Committee, Governance and Nominating Committee, and Compensation Committee satisfy the NYSE’s definition of an independent director.

Committee Operations. Each Committee meets periodically throughout the year, reports its actions to the Board, receives reports from senior management, annually evaluates its performance and can retain outside advisors. Each Committee’s meeting materials are available for review by all directors.

Committee Responsibilities. The primary responsibilities of each Committee are listed below. For more detail about the responsibilities and functions of each Committee, see the Committee charters on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

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Board Composition (continued)

Audit Committee

Members

John McGillicuddy, Chair	Juan Enriquez	William Kirby
Roderick C. G. MacLeod*	Michael M. Morrow

*	Mr. MacLeod is retiring from the Board at the 2018 Annual Meeting.

9 meetings in fiscal 2017

Financial Acumen. Mr. McGillicuddy, Mr. MacLeod, and Mr. Morrow are “audit committee financial experts” under SEC rules and each of these directors as well as Mr. Enriquez and Mr. Kirby are “financially literate” under NYSE rules.

Primary Responsibilities

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) our risk assessment and risk management processes. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•	Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.
•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.
•	Reviews the activities and recommendations of our independent registered public accounting firm.
•	Discusses Cabot’s annual audited financial statements, quarterly financial statements, and earnings releases with management and Cabot’s independent registered public accounting firm, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
•	Reviews Cabot’s accounting policies, risk assessment and risk management processes, control systems and compliance activities.

During 2017, the Committee’s other priorities included Treasury matters, including cash and debt management issues, financial process improvement initiatives and tax matters. The Committee also focused on cyber-security risk.

Compensation Committee

Members

Sue H. Rataj, Chair	Matthias Wolfgruber
Cynthia A. Arnold	Mark S. Wrighton

6 meetings and 2 actions by written consent in fiscal 2017

Primary Responsibilities

The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.
•	Establish policies applicable to the compensation, severance or other remuneration of Cabot’s Management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.
•	Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive program.
•	Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of shares of stock granted under Cabot’s long-term incentive program.
•	Appoint the members of the Company’s Benefits and Investment Committees and monitor their activities.

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Board Composition (continued)

An important item for 2017 was reviewing the design of our incentive compensation programs, as further discussed in CD&A, to ensure they will continue to effectively incentivize the achievement of our new “Advancing the Core” strategy.

Governance Committee

Members

John F. O’Brien, Chair	John McGillicuddy
Sue H. Rataj

4 meetings in fiscal 2017

Primary Responsibilities

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.
•	Identifying individuals qualified to become directors of Cabot.
•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.
•	Recommending committee assignments.
•	Leading the annual review of the Board’s performance.
•	Recommending compensation and benefit policies for Cabot’s directors.
•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

During 2017, the Governance Committee focused on Board composition, director recruitment, refreshing our Board evaluation process, and reviewing our Corporate Governance Guidelines.

Safety, Health and Environmental (“SH&E”) Committee

Members

Matthias Wolfgruber, Chair	Patrick M. Prevost	Mark S. Wrighton	Michael M. Morrow
Juan Enriquez	William C. Kirby	Roderick C.G. MacLeod*

*	Mr. MacLeod is retiring from the Board at the 2018 Annual Meeting.

4 meetings in fiscal 2017

Primary Responsibilities

The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management stewardship, programs and performance. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve, and risk assessment and risk management processes.
•	Environmental and safety audit programs, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, and site security and safety issues.
•	Safety, health and environmental initiatives.
•	Cabot’s safety, health and environmental budget and capital expenditures.

During 2017, the Committee focused on the Company’s safety improvement plans, chemical risks and hazard assessments program, sustainability program and reporting, product classification matters, and environmental remediation activities.

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Board Composition (continued)

Executive Committee

Members

John F. O’Brien, Chair	Sean Keohane
Sue H. Rataj	John McGillicuddy

Did not meet or act in fiscal 2017

Primary Responsibilities

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting.

How We Evaluate the Board’s Effectiveness

Annual Evaluation Process. Each year, the Chair of the Governance Committee leads our Board’s annual evaluation process. The process focuses on the effectiveness of the Board as a whole, prioritizing issues, and identifying specific issues for future discussion. In 2017, we refreshed our approach to the Board’s evaluation process. Our General Counsel conducted individual interviews with each director. The conversations were guided by a series of questions that had been provided to the directors in advance covering Board membership, operations, and responsibilities, as well as open-ended questions so that each director had leeway to discuss the issues he or she believes to be the most pertinent. The key themes, observations and suggestions were summarized and discussed first with the Governance Committee and later with the full Board. Based on these discussions, opportunities to further enhance the Board’s effectiveness are being implemented. In addition to the above described Board evaluation process, we also instituted a new process for seeking feedback on individual director performance from other directors. This process was managed by the Non-Executive Chair.

Our Board’s Role in Risk Oversight

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment is updated on a continual basis and includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance, and managerial risks which may potentially affect the Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified, and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full Board or the relevant Committee of the Board our major risk exposures, their potential operational or financial impact on Cabot, and the steps we take to manage them.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure, market exposure and country specific risks. Each Committee also has responsibility for risk oversight. The Audit Committee focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm and our General Counsel. The Audit Committee also oversees the Company’s enterprise risk management processes. The SH&E Committee assists the Board in fulfilling its oversight responsibility by reviewing the effectiveness of our safety, health and environmental programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes. The Compensation Committee considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also oversees senior management succession planning and development. Finally, the Governance Committee considers governance and Board succession risks, and evaluates director skills and qualifications to ensure each Committee has directors with the requisite skills to oversee the applicable risks that are the focus of that Committee. The Company has a robust risk management program, the strength of which is not dependent on the Board’s leadership structure.

Our Compensation Discussion and Analysis (“CD&A”) describes our compensation policies, programs and practices for our named executive officers. Our corporate goal-setting, assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short- and long-term incentive programs.

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Board Composition (continued)

Participants in our long-term incentive program receive awards consisting of time-based restricted stock units and performance-based restricted stock units, and, in the case of members of the Management Executive Committee and a limited number of other participants, stock options. Beyond our corporate short- and long-term incentive programs, a substantial number of our facilities offer an annual cash incentive plan.

The Compensation Committee directed management, working with the Committee’s independent consultant, Pearl Meyer, to provide an evaluation on the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. That assessment is presented to and reviewed by the Compensation Committee. Among the program features evaluated are the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; a mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the Management Executive Committee; a company compensation recoupment policy; and significant controls for important business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Other Governance Policies and Practices

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “interested transaction”). Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $100,000:

•	Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot pursuant to the terms of our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.
•	Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.
•	Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.
•	Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person that does not have standing pre-approval under the policy should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since the beginning of fiscal 2017, Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions in which Cabot or its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules.

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Other Governance Policies and Practices (continued)

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee has a policy with respect to the submission of recommendations by shareholders of candidates for director nominees, which is available on our website. A stockholder wishing to recommend a candidate must submit the recommendation by a date not later than the 120th calendar day before the first anniversary of the date that Cabot released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be submitted to the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The notice to the Secretary should include all information about the candidate that Cabot would be required to disclose in a proxy statement in accordance with Securities and Exchange Act rules or as required by the Company’s by-laws, consent of the candidate to serve on the Board of Directors, if nominated and elected, and agreement of the candidate to complete, upon request, questionnaires customary for Cabot directors and to comply with applicable Company policies.

Director Attendance at Meetings

Board/Committee Meetings. During fiscal 2017, each director attended at least 85% of the aggregate of the total Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served.

Annual Meeting of Stockholders. Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting. In 2017, all of our directors whose term of office continued after the annual meeting attended the annual meeting.

Code of Business Ethics

We have adopted a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The Code of Business Ethics is posted on our website (www.cabotcorp.com) under the caption “Company — About Cabot — Code of Business Ethics.”

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chairman of the Board by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

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Director Compensation

Annual compensation for our non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors and recommends changes to our Board of Directors as appropriate. The Governance Committee regularly reviews competitive market data with the assistance of Mercer LLC, a national executive compensation firm engaged by this Committee, to evaluate the reasonableness of our director compensation and the appropriate mix of cash and equity compensation. Directors who are Cabot employees do not receive compensation for their services as directors.

Cash Compensation

Cash compensation for our non-employee directors consists of an annual retainer of $75,000, plus the following annual retainers for specific roles:

•	$16,000 for serving on the Audit Committee (plus another $25,000 for serving as Chair of the Audit Committee).
•	$7,000 for serving on each of the Compensation, SH&E or Governance Committees (plus another $10,000 for serving as Chair of the Compensation, SH&E or Governance Committees).
•	$110,000 for serving as Non-Executive Chair of the Board of Directors.

Mr. O’Brien has elected to not receive the cash compensation described above for his role as Chair of the Governance Committee while he is serving as our Non-Executive Chair of the Board. Cash compensation is paid quarterly and, when changes occur in Board or Committee membership during a quarter, the compensation is pro-rated.

Stock Compensation

Under the Cabot Corporation 2015 Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as part of his or her compensation for services to be performed in that year. For calendar year 2017, each non-employee director whose term of office continued after the 2017 Annual Meeting of Stockholders received an award of shares having a grant date value as close as possible to $110,000 (2,052 shares). Lydia W. Thomas, who retired at the 2017 Annual Meeting, received a pro-rated grant of 513 shares. The closing price of our common stock on January 13, 2017, the date such shares were granted, was $53.61. Upon his election to the Board on September 8, 2017, Mr. Morrow received a pro-rated grant of 700 shares as compensation for his services as a non-employee director to be performed in 2017. The closing price of our common stock on September 8, 2017 was $52.41.

As of January 16, 2018, there were 295,549 shares available for issuance under the Directors’ Stock Plan.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot of at least 10,000 shares. It is expected that this ownership level will generally be achieved within a five-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares held by a director are considered owned by the director. In addition, each non-employee director is required to retain the shares granted in any given year for a period of at least three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Committee meetings and other Cabot business-related events, and are covered by Cabot’s travel accident insurance policy for such travel. In connection with the retirement of Dr. Thomas from the Board of Directors at the 2017 Annual Meeting and in recognition for her many years of service, we made contributions totaling $25,000 on her behalf to charities that she selected.

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Director Compensation (continued)

Deferred Compensation

Under the Cabot Corporation Non-Employee Directors’ Deferral Plan (the “Deferred Compensation Plan”), directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with dividends paid on shares credited and treated as if reinvested in Cabot phantom stock units). Mr. Enriquez and Dr. Wolfgruber elected to defer receipt of their calendar year 2017 cash compensation and treat the deferred amounts as invested in Cabot phantom stock units. Messrs. Kirby and Prevost elected to defer receipt of their calendar year 2017 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during calendar year 2017 was 4.19%.

Under the Deferred Compensation Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during calendar year 2017 was 4.19%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years, as selected by the director. Messrs. Enriquez, Kirby, McGillicuddy, Morrow and Prevost, and Drs. Thomas and Wolfgruber elected to defer their calendar year 2017 stock awards.

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in fiscal 2017:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total($)
Juan Enriquez	98,000	110,008	2,539	—	210,547
William C. Kirby	98,000	110,008	13,819	—	221,827
Roderick C.G. MacLeod	98,000	110,008	—	—	208,008
John K. McGillicuddy	123,000	110,008	1,304	—	234,312
Michael M. Morrow	8,166	36,687	—	—	44,853
John F. O’Brien	192,000	110,008	—	—	302,008
Patrick M. Prevost	82,000	110,008	1,559	—	193,567
Sue H. Rataj	99,000	110,008	—	—	209,008
Lydia W. Thomas	54,000	27,502	44	25,000	106,546
Matthias L. Wolfgruber	94,000	110,008	140	—	204,148
Mark S. Wrighton	89,000	110,008	15,010	—	214,018

1.	Cash compensation has been pro-rated to reflect changes in Board and Committee service that occurred during the fiscal year. Recognizing that he is compensated for his responsibilities as non-Executive Chair of the Board, Mr. O’Brien elected to not receive additional compensation as Chair of the Governance Committee. The amounts reported in this column for Messrs. Enriquez and Kirby and Dr. Wolfgruber and, with respect to amounts payable for calendar 2017, Mr. Prevost, were deferred under the Deferred Compensation Plan described above.
2.	Reflects the grant date fair value of shares of stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which, for all directors other than Mr. Morrow, was January 13, 2017 ($53.61). The grant date for Mr. Morrow was September 8, 2017 ($52.41). The stock awards reported in this column for Messrs. Enriquez, Kirby, McGillicuddy, Morrow and Prevost and Drs. Thomas and Wolfgruber were deferred under the Deferred Compensation Plan described above.
3.	Represents above-market interest (the portion exceeding 120% of the applicable long-term rate) on compensation deferred under the Deferred Compensation Plan by Messrs. Enriquez, Kirby, McGillicuddy and Prevost and Drs. Thomas, Wolfgruber and Wrighton.
4.	Consists of charitable contributions made on behalf of Dr. Thomas in connection with her retirement from the Board of Directors at the 2017 Annual Meeting.

22    CABOT CORPORATION

2018 PROXY STATEMENT

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of January 16, 2018 (unless otherwise indicated) by each person known by Cabot to beneficially own more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)
Holders of More than Five Percent of Common Stock
BlackRock, Inc.	6,685,903	(3)	10.8%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	5,396,588	(4)	8.65%
100 Vanguard Blvd.
Malvern, PA 19355
LSV Asset Management 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	3,156,812	(5)	5.06%
Directors and Executive Officers
Cynthia A. Arnold	0	(6)
Brian A. Berube	78,921	(7)	*
Eduardo E. Cordeiro	104,663	(8)	*
Nicholas S. Cross	83,874	(9)	*
Juan Enriquez	29,220	(10)	*
Hobart C. Kalkstein	49,592	(11)	*
Sean D. Keohane	195,538	(12)	*
William C. Kirby	11,534	(13)	*
Roderick C.G. MacLeod	33,043	(14)	*
John K. McGillicuddy	19,620	(15)	*
Michael M. Morrow	2,336	(16)	*
John F. O’Brien	50,720		*
Patrick M. Prevost	562,040	(17)	*
Sue H. Rataj	13,580		*
Matthias L. Wolfgruber	7,875	(18)	*
Mark S. Wrighton	41,820	(19)	*
Directors and executive officers as a group (17 persons)	1,362,417	(20)	2.2%

*	Less than one percent.

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Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock (continued)

1.	For Cabot’s executive officers the number includes shares of Cabot common stock held for their benefit by the trustee of Cabot’s 401(k) Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the 401(k) Plan constitute less than 1% of our common stock.
2.	The calculation of percentage of ownership of each listed beneficial owner is based on 61,803,493 shares of Cabot common stock, which represents the number of shares outstanding on January 16, 2018, plus any shares that such individual or entity has the right to acquire within 60 days of January 16, 2018.
3.	Based on a Schedule 13G filed with the SEC on March 9, 2017 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that BlackRock has sole voting power with respect to 5,981,185 shares and sole dispositive power with respect to 6,685,903 shares.
4.	Based on a Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group (“Vanguard”). The Schedule 13G reports that Vanguard has sole voting power with respect to 37,222 shares, shared voting power with respect to 7,826 shares, sole dispositive power with respect to 5,354,873 shares and shared dispositive power with respect to 41,715 shares.
5.	Based on a Schedule 13G filed with the SEC on February 6, 2017 by LSV Asset Management. The Schedule 13G reports that LSV Asset Management has sole voting power with respect to 1,802,451 shares and sole dispositive power with respect to 3,156,812 shares.
6.	Dr. Arnold was elected to the Board effective January 18, 2018 and upon her election received a grant of 1,654 shares of common stock.
7.	Includes 48,603 shares of common stock that Mr. Berube has the right to acquire within 60 days of January 16, 2018 upon the exercise of stock options and 8,605 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
8.	Includes 59,238 shares of common stock that Mr. Cordeiro has the right to acquire within 60 days of January 16, 2018 upon the exercise of stock options and 10,052 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
9.	Includes 53,581 shares of common stock that Mr. Cross has the right to acquire within 60 days of January 16, 2018 upon the exercise of stock options.
10.	Includes 27,120 shares the receipt of which Mr. Enriquez has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez has shared investment power for 2,100 shares.
11.	Includes 15,591 shares of common stock that Mr. Kalkstein has the right to acquire within 60 days of January 16, 2018 upon the exercise of stock options and 6,052 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
12.	Includes 149,327 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 16, 2018 upon the exercise of stock options and 11,565 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
13.	Mr. Kirby has deferred receipt of these shares under applicable Cabot deferred compensation plans.
14.	Includes 16,850 shares held by Mr. MacLeod’s wife, who retains sole voting control over the shares. Mr. MacLeod disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
15.	Mr. McGillicuddy has deferred receipt of these shares under applicable Cabot deferred compensation plans.
16.	Mr. Morrow has deferred receipt of these shares under applicable Cabot deferred compensation plans.
17.	Includes 278,944 shares of common stock that Mr. Prevost has the right to acquire within 60 days of January 16, 2018 upon the exercise of stock options, 3,688 shares the receipt of which Mr. Prevost has deferred under applicable Cabot deferred compensation plans, and 51 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
18.	Dr. Wolfgruber has deferred receipt of these shares under applicable Cabot deferred compensation plans.
19.	Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
20.	Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 51,965 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for the benefit of Cabot’s executive officers.

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2018 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors (referred to as the “Compensation Committee” or the “Committee”) has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee has also reviewed and discussed the CD&A with the members of management who are involved in the compensation process.

Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

Sue H. Rataj, Chair

Matthias L. Wolfgruber

Mark S. Wrighton

Compensation Discussion and Analysis

As context for our named executive officers’ 2017 fiscal year compensation, below we summarize Cabot’s fiscal 2017 performance and provide a brief overview of the decisions made with respect to executive compensation in fiscal 2017 and our executive compensation programs for this year. We then describe our compensation philosophy and objectives, our compensation setting process and other compensation- and governance-related policies, and compensation awarded, earned and paid for fiscal 2017. For fiscal 2017, our named executive officers (“NEO”s) and their current positions are:

•	Sean D. Keohane, President and Chief Executive Officer;
•	Eduardo E. Cordeiro, Executive Vice President and Chief Financial Officer, and President, Americas region;
•	Nicholas S. Cross, Executive Vice President, and President, Performance Chemicals segment, and President, EMEA region (1);
•	Brian A. Berube, Senior Vice President and General Counsel; and
•	Hobart C. Kalkstein, Senior Vice President, and President, Reinforcement Materials segment.

(1)	The portion of Mr. Cross’s compensation paid in Swiss Francs, unless otherwise noted, has been translated to U.S. Dollars using the average monthly exchange rate during the twelve-month period ended September 30, 2017 of U.S. $1.0129833 per Swiss Franc, for purposes of this Proxy Statement.

Executive Summary

Our Performance in Fiscal 2017

In 2016, we launched our “Advancing the Core” strategy to extend our leadership in performance materials by (i) investing for growth in our core businesses, (ii) driving application innovation with our customers, and (iii) generating strong cash flows through efficiency and optimization. The aim of this strategy is to deliver sustained and attractive total shareholder return (TSR), built on earnings growth and a balanced capital allocation framework intended to ensure that we invest sufficiently in our core businesses to capture opportunities and drive long-term earnings growth while also providing our shareholders with a meaningful cash return.

Fiscal 2017 was a year of tremendous progress for us. We delivered on our financial goals, and

•	generated adjusted earnings per share (“EPS”) of $3.43*, representing a 9% increase compared with fiscal 2016;
•	generated cash flow from operating activities of $340 million; and
•	returned $138 million, or 57% of discretionary free cash flow*, to shareholders through dividends and share repurchases.

*	Adjusted EPS and discretionary free cash flow are not measures of performance under U.S. generally accepted accounting principles. Please see Appendix A for a reconciliation of adjusted EPS and an explanation of discretionary free cash flow.

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Executive Compensation (continued)

We also advanced a number of long-term strategic investments to extend our leadership positions and position us to drive sustained growth of earnings and cash flow. Our investments for growth in our core businesses included:

•	realizing volume growth in our Reinforcement Materials and Performance Chemicals segments in-line with or better than market levels while maintaining a commitment to earn fair value for the performance capabilities our products deliver in various applications;
•	beginning construction of our two new fumed silica plants in Wuhai, China, and Carrollton, Kentucky, which will allow us to meet growing demand for our high-performance products and strengthen our relationships with key leaders in the silicones industry; and
•	acquiring Tech Blend (which we completed in November 2017), which extends our global footprint in black masterbatch and compounds and provides a platform to grow in the strategic area of conductive formulations.

We made notable progress in our efforts to drive application innovation. This is best exemplified by:

•	the recent commissioning of our Asia Technology Center in Shanghai, which will serve as a key platform to drive collaboration and innovation with our customers in the Asia Pacific region; and
•	our investments in battery applications and leadership in conductive carbon additive technologies.

Our efficiency and optimization achievements included:

•	undertaking efficient expansion and debottleneck projects around the world to support capacity growth for our Specialty Carbons and Reinforcement Materials businesses;
•	applying rigorous capital efficiency reviews to our new fumed silica projects and bringing the best practices of value engineering to these projects; and
•	improvements in the reliability and operating efficiency of our energy centers, which reduce our costs and contribute to our sustainability goals in the areas of energy and greenhouse gas emissions reductions.

In addition, we made continued progress in our safety, health and environmental performance, which included top tier performance in Total Recordable Incident Rate (“TRIR”), a notable reduction in environmental non-conformances and a Gold rating from Ecovadis for our 2016 Sustainability report.

In connection with the adoption and implementation of our Advancing the Core strategy, at the beginning of fiscal 2017 management and the Compensation Committee reviewed the design of our executive compensation programs to determine whether they would continue to effectively drive the achievement of, and reward the delivery of the commitments we made under, this new strategy. From this review, we made modest adjustments to the terms of our performance-based incentive compensation awards, which are reflected in the awards we granted in fiscal 2017. Specifically, under our short-term incentive compensation (“STI”) program for fiscal 2017, the principal financial metric to measure corporate performance and determine payouts was adjusted earnings before interest and taxes (“EBIT”). In previous years, the principal financial metric was adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). Because we are a capital intensive company, the Compensation Committee determined that the use of adjusted EBIT, which includes our depreciation expense, as a performance metric under this program better ties short-term incentive compensation to the achievement of our earnings growth and capital efficiency goals than EBITDA. In addition, we believe adjusted EBIT is more closely correlated to our TSR. We retained net working capital (“NWC”) days as the second financial metric under our STI program for fiscal 2017 because we believe it effectively measures how efficiently we manage our investments in working capital to generate earnings. The calculation of this measure was modified for fiscal 2017 STI awards, however, to include the NWC days used in our Purification Solutions and Aerogel businesses, which we had not included in past years. The Committee also reviewed the financial metrics used in the performance-based restricted stock unit (“PSU”) awards made under our long-term incentive compensation (“LTI”) program and determined that the use of adjusted EPS and adjusted return on net assets (“RONA”) continue to be appropriate in light of the Company’s new strategy because adjusted EPS reflects our goal of improving our after-tax profitability and adjusted RONA measures how effectively and efficiently we use our operating assets to generate earnings. The Committee did modify the terms of our fiscal 2017 PSU awards to reinforce the capital allocation framework contained in our new strategy, so that dividend equivalent payments will be made in respect of PSUs that are earned based on the achievement of applicable performance metrics, but have not yet vested based on time, on the same terms as our time-based restricted stock unit (“TSU”) awards.

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Executive Compensation (continued)

Highlights of our Fiscal Year 2017 NEO Compensation Decisions and the Impact of Company Performance on Compensation.

We believe fiscal 2017 compensation appropriately aligned named executive officers’ pay with our corporate performance, with a significant portion of the compensation paid to our named executive officers based on our performance against pre-established corporate financial goals.

Base Salary. All of our named executive officers received a base salary increase for calendar 2017 during our annual salary review process that took place in November 2016. The increases, which ranged from 3% to 7%, were made in recognition of the officers’ strong individual performance and leadership. With these increases, overall, the base salaries of our named executive officers are aligned and consistent with our compensation philosophy, which considers individual performance and leadership, scope of responsibilities, and benchmark compensation data to arrive at a market competitive base level of compensation appropriate for the individual. (See pages 38-40 for further details).

STI Awards and Payouts. The Company achieved performance between the stretch and maximum levels of the adjusted EBIT metric and between target and stretch levels of the NWC days metric established by the Committee under our STI program, resulting in a payout of the portion of the award that is based on our financial performance of 147.3% of target. The balance of the amounts paid in respect of STI awards to our named executive officers reflected their strong individual performance and leadership (ranging from 90% to 145% of target), with the total STI awards ranging from 130% to 147% of the named executive officer’s target award. (See pages 38-40 for further details).

LTI Awards and Payouts. Our LTI awards consist of a combination of PSUs (35%), TSUs (30%) and stock options (35%) (with percentages measured based on the awards’ grant date values, assuming target level achievement of applicable performance metrics in the case of PSUs). The grant date value of the awards granted in fiscal 2017 to each named executive officer was based on an assessment of the named executive officer’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation, and internal equity (the relationship of pay among the executive officers in the context of their responsibilities) considerations.

With respect to outstanding PSUs, the percentage of the target award earned for fiscal 2017 performance is set forth below. For each performance metric, achieving the target level of performance results in a payout of 100% of the portion of the award that is payable with respect to that metric.

Outstanding LTI Award	Performance Metrics and % of Target Earned based on Fiscal 2017 Performance	Total % of Target PSU Award Earned based on Fiscal 2017 Performance
Fiscal 2015 Grant (2015-2017)	Adjusted EPS (0%); Adjusted RONA (112.9%)	22.6%
Fiscal 2016 Grant (2016-2018)	Adjusted EPS (125.5%); Adjusted RONA (163.3%)	133.1%
Fiscal 2017 Grant (2017-2019)	Adjusted EPS (151.4%); Adjusted RONA (159.6%)	153.0%

The performance targets for the 2015 grants were established in November 2014, and they reflect the long-term goals in place at that time. In November 2015, the Committee revised the target setting methodology it had been using and in November 2016 it further refined that methodology to align it with our new Advancing the Core strategy and the growth expectations under that strategy. The Committee believed that the revised methodology would better incentivize our executives to achieve our strategic goals.

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2018 PROXY STATEMENT

Executive Compensation (continued)

Characteristics of our Executive Compensation Programs

Our executive compensation programs include a number of practices intended to align the interests of management and our shareholders.

What We Do	What We Don’t Do

✓  Link pay to performance; significant portion of executive pay is not guaranteed

✓  Tie performance-based awards to achievement of pre-established financial metrics

✓  Use our STI awards to recognize individual performance and leadership and achievement of business and strategic goals

✓  Balance the mix of pay components, including cash, stock options, and restricted stock units (both performance- and time-based)

✓  Cap incentive awards under our STI and LTI programs

✓  Provide Committee discretion to reduce STI awards

✓  Maintain stock ownership guidelines

✓  Subject STI and LTI program compensation to our recoupment policy

✓  Provide modest perquisites consisting primarily of financial planning and an executive physical examination

✗  Enter into employment contracts with our CEO and other NEOs, with the exception of Mr. Cross, who is a Swiss-based employee

✗  Provide for excise tax gross-ups in the event of a change in control

✗  Reprice underwater stock options without shareholder approval

✗  Permit hedging or short sales of company stock

✗  Provide single-trigger change in control vesting in our equity awards

Consideration of Results of Shareholder Advisory Votes on Executive Compensation

At our 2017 Annual Meeting, we conducted an advisory (non-binding) shareholder vote on executive compensation, as required by the Dodd-Frank Act. Over 95% of the shares voted approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in our fiscal 2016 proxy statement. In considering the results of this most recent favorable advisory vote on executive compensation, the Compensation Committee noted that the Company’s current executive compensation programs have been effective in implementing the Company’s stated compensation philosophy and objectives, and did not make any changes in the programs in response to shareholder concerns.

The Compensation Committee recognizes that executive pay practices and notions of sound corporate governance principles continue to evolve. Accordingly, it will continue to monitor executive compensation practices and make adjustments as necessary to ensure that our executive compensation programs continue to support our corporate goals and objectives and reflect good corporate governance principles.

The Compensation Committee continues to pay close attention to the advice of its compensation advisors and continues to provide access for our shareholders who would like to communicate on executive compensation directly with the Compensation Committee or the Board. You may contact the Board of Directors through our website at “Company — About Cabot — Governance — Contact the Board of Directors”.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires the talent to support our business and Advancing the Core strategy. Our executive compensation programs are designed to provide a competitive and internally equitable compensation and benefits package that rewards individual and Company performance, and reflects job complexity and the strategic value of the individual’s position while promoting long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

To achieve these goals, our executive compensation programs follow these principles:

•	Offer a total compensation opportunity and a benefits package that are competitive in our industry;

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Executive Compensation (continued)

•	Reward executives based on our business performance by closely aligning a meaningful portion of their compensation with the performance of the Company on both a short- and long-term basis;
•	Set challenging but achievable performance goals that support the Company’s short- and long-term financial goals;
•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and
•	Align the interests of our executives and our shareholders through performance-based compensation, equity grants and share retention guidelines.

Our Compensation Setting Process

The Compensation Committee

As discussed under “Board Composition — How our Board Operates — Compensation Committee”, on page 15, the Compensation Committee is responsible for all compensation decisions related to members of the Company’s Management Executive Committee.

Each November, the Compensation Committee (i) determines any adjustments to base salaries, with any adjustment typically effective the following January, (ii) sets corporate performance metrics applicable to our STI and LTI programs for the new fiscal year, (iii) grants LTI awards, and (iv) establishes compensation goals and maximum payment levels under our STI program for the new fiscal year, in each case, for each named executive officer. The annual compensation process for the preceding fiscal year also concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against the corporate performance metrics set for the just-concluded fiscal year and also evaluates each executive officer’s individual performance and, on this basis, determines amounts payable or earned, as applicable, in respect of the fiscal year under our STI and LTI programs.

A description of the Compensation Committee’s roles and responsibilities is set forth in its written charter adopted by the Board of Directors, which can be found at www.cabotcorp.com under “Company — About Cabot — Governance — Resources.”

Role of the Compensation Consultant

The Compensation Committee has retained Pearl Meyer as its independent compensation consultant for purposes of executive compensation matters. Pearl Meyer provides the Committee with advice on a broad range of executive compensation matters. The scope of their services includes the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace;
•	Informing the Committee of regulatory developments relating to executive compensation practices;
•	Assessing the composition of the group of peer companies used for benchmarking purposes;
•	Providing the Committee with an assessment of the market competitiveness of our executive compensation programs;
•	Assessing the relationship between executive compensation actually paid and corporate performance;
•	Identifying potential changes to our executive compensation programs to maintain market competitiveness and consistency with business strategies, good governance practices and alignment with shareholder interests; and
•	Reviewing the disclosure of the Company’s executive compensation program in its proxy statement.

During fiscal 2017, Pearl Meyer also advised the Committee on the terms of our 2017 Long-Term Incentive Plan.

During fiscal 2017, Pearl Meyer attended all regularly scheduled meetings of the Compensation Committee.

The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.

Role of the Chief Executive Officer and Other Officers

Each year, our CEO and our Chief Human Resources Officer, working with internal resources as well as Pearl Meyer, review the design of our executive compensation programs and recommend modifications to existing, and/or the adoption of new, plans and programs to the Compensation Committee. In addition, our CEO recommends to the Committee the performance metrics to be used to determine payouts under our STI and LTI programs, and each named executive officer’s individual performance goals (other than the CEO’s) are jointly developed by the executive and the CEO.

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Executive Compensation (continued)

Before the Compensation Committee makes compensation decisions regarding the compensation of our named executive officers, the CEO provides his assessment of each named executive officer’s performance, other than his own, addressing such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific award recommendations. In preparing compensation recommendations for the Committee, our CEO, our Chief Human Resources Officer and other members of management involved in the process review compensation and survey data compiled by Pearl Meyer for similarly-situated executives at our peer group of companies and external competitive market data provided by Pearl Meyer, as described below. Our CEO attends Compensation Committee meetings but is not present for, and does not participate in, any discussions concerning his own compensation. All decisions relating to the compensation of our named executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The companies we have included in our compensation peer group consist of companies in the diversified chemicals or specialty chemicals industries with similar products and services and with revenues and a market capitalization generally between one-third and three times the Company’s revenue and market capitalization. The Compensation Committee reviews executive compensation data for executives with comparable positions at these peer group companies to gauge the reasonableness and competitiveness of its executive compensation decisions. The Compensation Committee believes this allows us to successfully attract and retain experienced executive talent who are critical to our long-term success.

The Compensation Committee annually reviews the companies included in our compensation peer group and may add or eliminate companies as it determines to be appropriate. For purposes of fiscal 2017 compensation matters our compensation peer group consisted of the following 15 companies:

• A. Schulman, Inc.	• Minerals Technologies
• Albemarle Corporation	• PolyOne Corporation
• Ashland Inc.	• RPM International Inc.
• Celanese Corporation	• Stepan Company
• Chemtura Corporation	• Valspar Corporation
• Eastman Chemical Company	• Westlake Chemical
• FMC Corporation	• W.R. Grace & Co.
• H.B. Fuller Company

In preparation for the 2018 executive compensation review season and the decisions that the Compensation Committee has made and will make with respect to 2018 compensation, the Compensation Committee reviewed the peer group companies listed above and added Axalta Coating Systems, Ferro Corporation and Tronox Limited and removed Valspar Corporation, which was acquired by Sherman-Williams in June 2017.

The Compensation Committee and management also consider compensation survey data. The survey data used is based on information reported in the Towers Watson and Mercer Executive Compensation surveys. For positions where compensation peer group and survey data are available, the peer group and survey data are averaged to provide a market composite perspective for compensation, other than long-term incentive compensation for which only compensation peer group data is used.

At least annually the Compensation Committee reviews tally sheets that detail all elements of each named executive officer’s compensation and benefits for the current and prior fiscal years, as well as a projection of his compensation for the upcoming year. These are provided to the Committee as a means to review the total compensation and benefits package for each named executive officer and the impact of any compensation decisions on such compensation levels. The Compensation Committee made no changes to our current executive compensation programs or any individual named executive officer’s proposed compensation for fiscal 2017 based on the information set forth in the tally sheets.

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Executive Compensation (continued)

Factors Considered in Determining Amounts of Compensation

The Compensation Committee considers the following factors in determining each named executive officer’s total annual and long-term compensation opportunity:

•	the officer’s role, level of responsibility, performance, leadership, and experience;
•	employee retention and internal equity considerations; and
•	external competitiveness.

The Compensation Committee has targeted our named executive officers’ base salaries and target STI opportunities generally at the mid-market of the benchmarking data used by the Committee, as further described under “Use of Benchmarking Comparison Data”, and target LTI award values generally at the 65th percentile of this benchmarking data. The actual compensation for each named executive officer may be above or below the officer’s target compensation opportunity and above or below the intended market level depending largely on the degree to which Company and individual performance objectives are achieved, their experience and time in the position, and internal equity considerations.

Developing Company Performance Metrics

The performance metrics we set are intended to support our short- and long-term business plans and strategies. In fiscal 2017, we used four financial metrics to promote well-rounded Company and management performance, as described below.

For our STI awards we used adjusted EBIT as the principal financial performance metric because it reflects an important near-term goal of improving our operating profitability and is a key driver of TSR. To increase the focus on efficiently managing our investments in working capital, we also used a NWC days metric in our STI awards. The calculation of this measure includes the NWC days used in our Purification Solutions and Aerogel businesses, which were not included in past years.

For our PSU awards, we used adjusted EPS as the principal financial performance metric because it reflects an important longer-term financial goal of improving our after-tax profitability. Because our business is capital intensive, we believed it was also appropriate to include a return metric under our LTI program and, as a result, used adjusted RONA, which measures how effectively and efficiently we use our operating assets to generate earnings.

In selecting our short- and long-term financial performance metrics and setting the goals under each of the metrics, we begin with our annual and long-term business plans and consider other factors, including the growth expectations under our corporate strategy, our past variance to targeted performance, economic and industry conditions and industry sector performance. We intend to set challenging, but realizable, goals, including those that are realizable only as a result of exceptional performance, for the Company and our executives in order to drive the achievement of our short- and long-term objectives. We recognize that from time to time we may need to change the metrics we use to reflect new priorities and business circumstances. We expect to continue to reassess our performance metrics and goal setting process annually.

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Executive Compensation (continued)

Our Performance-based Compensation Philosophy

Our executive compensation programs are designed to provide more than 50% of each named executive officer’s total direct compensation (base salary, target STI award and LTI awards (with PSUs valued at target)) opportunity in the form of performance-based compensation. For fiscal 2017, 62% of the total direct compensation opportunity for our CEO was performance-based and not guaranteed. The performance-based portion of the total direct compensation opportunities for our other named executive officers (other than our CEO) for fiscal 2017, on average, was 55%. The charts below show the total direct compensation opportunity provided to our named executive officers for fiscal 2017, as well as the mix between short- and long-term compensation and at-risk and not at-risk compensation.

How Did our STI Program Work for Fiscal 2017?

We provide annual STI awards to drive the achievement of key business results and to recognize individuals based on their contributions to those results and Cabot’s overall performance. Each named executive officer has an annual target incentive opportunity under our STI program, which is expressed as a percentage of his base salary. The actual amounts payable in respect of STI awards range from 0% to 200% of the target award opportunity, with 70% of each award based on the achievement of pre-established corporate financial goals and the remaining 30% of each award based on individual performance and achievements. We used two financial metrics to measure corporate performance for determining payouts under our STI program for fiscal 2017: adjusted EBIT, which had an 80% weighting, and NWC days, which had a 20% weighting. The Committee established a threshold, target, stretch and maximum level for each financial metric, with payout for performance between performance levels determined on a straight-line basis. If the threshold adjusted EBIT goal was not achieved, no payouts in respect of corporate performance under our STI program would be made. Even if the threshold levels of performance were achieved, the Committee nonetheless retained the discretion to decrease the amount of the awards based on our level of achievement of other corporate goals in the areas of safety, environmental performance, customers, innovation and people.

At the beginning of each fiscal year, the non-Executive Chair, with input from the other independent directors, develops the individual performance objectives for our CEO, which are then approved by the Committee. Each of our other executive officers develops with the CEO his individual performance objectives for the year. In assessing each executive officer’s individual performance, the Committee considers the officer’s personal achievements, including his achievements against his established individual performance objectives, as well as his individual contributions to the management team, his leadership and his management of his business, region or function, as applicable. The Committee does not assign specific numerical weightings or ratings to the individual performance objectives and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of our STI program. Ultimately, the determination of the payout of the portion of the STI awards based on individual performance is based on the judgment of the CEO (with respect to his direct reports) and the Committee after reviewing all relevant factors, with the final determination made by the Committee.

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Executive Compensation (continued)

We believe that the fiscal 2017 STI payouts properly aligned annual incentive compensation with the Company’s fiscal 2017 financial performance, consistent with the STI program’s role in our overall compensation program. The adjusted EBIT and NWC days targets for the fiscal 2017 STI awards and our actual fiscal 2017 performance were as follows:

Fiscal 2017 STI Program Targets and Results

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2017 Results	Percent Payout
Adjusted EBIT (80%)	$286 million	$341 million	$357 million	$374 million	$358 million	152.9%
NWC Days (20%)	90	82	80	78	81	125.0%
Weighted average payout						147.3%

The balance of the amounts paid in respect of STI awards to our named executive officers reflected their strong individual performance and leadership in fiscal 2017 (ranging from 90% to 145% of target), with the total STI awards ranging from 130% to 147% of the named executive officer’s target award. Detailed information about each named executive officer’s fiscal 2017 STI payout is set forth in the discussion below under the heading “Fiscal 2017 Compensation Decisions”.

How Did our LTI Program Work in Fiscal 2017?

We provide our named executive officers with LTI awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our shareholders by tying the executives’ realized compensation to stock price changes during the performance and vesting periods. The grant date value of LTI awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation opportunity, and internal equity considerations. The Committee also considers compensation peer group data for a general understanding of competitive equity compensation practices as well as the impact of the grants on equity incentive plan usage, share dilution, the Company’s compensation expense and employee retention concerns.

When making LTI awards for fiscal 2017, the Compensation Committee first determined the total grant date value of the awards to be granted to each executive, and then delivered that value in three components: PSUs representing 35%, stock options representing 35%, and TSUs representing 30%, respectively, of the total grant date value of the award,

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Executive Compensation (continued)

assuming target level achievement of applicable performance metrics for PSUs. The terms of each type of LTI award are described in further detail below, which terms are generally applicable to LTI awards granted in fiscal 2017 and in previous fiscal years.

PSUs reward performance and the execution of our goal to deliver year-over-year and long-term growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Stock options are performance-based because no value is created unless the value of our common stock appreciates after grant and they encourage employee retention through the use of a time-based vesting schedule. TSUs encourage employee retention by providing some level of value to executives who remain employed for three years. PSUs, stock options and TSUs also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and/or the market value of our common stock after the end of the relevant vesting period. That value will be largely dependent upon our performance, our stock price appreciation and market dynamics.

PSUs

Each award of PSUs is allocated evenly into three tranches, with each tranche having a one-year performance period and the entire award having a three-year vesting period. When the award vests at the end of the applicable three-year period, the number of shares of stock issuable, if any, will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. Based on the degree to which we achieve the performance metrics, an executive may earn between 0% to 200% of the number of PSUs allocated to each tranche of his award.

Threshold, target, stretch and maximum goals are established for the corporate performance metrics for each year in the three-year performance period at or before the time of grant of the PSUs, and our actual performance against those metrics determines the number of shares that will be issuable in respect of the PSUs when the awards vest. The payout for performance between performance levels is interpolated on a straight-line basis. The financial metrics used to measure corporate performance are adjusted EPS, with an 80% weighting, and adjusted RONA, with a 20% weighting.

To reinforce the capital allocation goal of returning a substantial portion of discretionary free cash flow to shareholders under our new Advancing the Core strategy, for PSUs granted in or after November 2016, dividend equivalent payments are made in cash in respect of PSUs that are earned based on the achievement of applicable performance metrics, but that have not vested based on time, when and if dividends are declared and paid on the Company’s common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business so as to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership.

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Executive Compensation (continued)

Stock options

Stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. They generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

TSUs

TSUs generally vest, subject to continued employment, in their entirety at the end of three years. When the TSUs vest, they are settled in shares of Cabot common stock. During the vesting period, dividend equivalents are paid in cash on each restricted stock unit when and if dividends are declared and paid on the Company’s common stock.

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Compensation Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for PSUs, which are earned based on a fiscal year performance period. The November meeting usually occurs two weeks following our release of earnings for our fourth fiscal quarter. The Compensation Committee determines the exercise price of stock options, which is the closing price of Cabot stock on the NYSE on the date the options are granted. From time to time, equity awards outside of the annual grant program are made for recruiting or retention purposes or in connection with promotions or to recognize specific achievements or performance. These awards are effective on the later of the approval of the grant or the date the employee’s employment commences. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information.

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Executive Compensation (continued)

PSUs Earned under PSU Award that Vested in 2017

The charts below show the overall percentage of PSUs earned under PSU awards granted in November 2014 that vested in November 2017. The performance periods of these awards were our 2015, 2016 and 2017 fiscal years. Overall, the number of PSUs earned under these awards was 50.9% of the target awards.

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Executive Compensation (continued)

PSUs Earned under Outstanding PSU Awards on the Basis of Fiscal 2017 Performance

The following tables show the performance metrics and the relative weighting of each metric that the Committee set for the fiscal 2017 performance period of PSUs granted in fiscal 2015, 2016 and 2017, our degree of attainment of these metrics and the percentage of the awards earned, measured against the target award. As the performance metrics for the fiscal 2017 performance period of these awards were established at different times, they each reflect the long-term goals in place when the awards were granted. Importantly, the target levels of performance for the adjusted EPS and adjusted RONA performance goals for the fiscal 2017 LTI awards exceeded our actual performance against these metrics in fiscal 2016.

Company Targets and Results for Performance Year 3 of the PSUs granted in Fiscal 2015

(Performance Period 2015-2017) that Vested in November 2017

	Threshold Level (50% payout)	Target Level (100% payout)	Maximum Level (150% payout)	Fiscal 2017 Results	Percent Earned
Adjusted EPS (80%)	$3.50	$4.50	$6.00	$3.43	0%
Adjusted RONA (20%)	9.50%	12.00%	15.50%	12.90%	112.9%
Composite					22.6%

Company Targets and Results for Performance Year 2 of the PSUs granted in Fiscal 2016

(Performance Period 2016-2018) that Vest in November 2018

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2017 Results	Percent Earned
Adjusted EPS (80%)	$2.70	$3.15	$3.70	$4.50	$3.43	125.5%
Adjusted RONA (20%)	8.00%	10.25%	12.50%	14.00%	12.90%	163.3%
Composite						133.1%

Company Targets and Results for Performance Year 1 of the PSUs granted in Fiscal 2017

(Performance Period 2017-2019) that Vest in November 2019

	Threshold Level (50% payout)	Target Level (100% payout)	Stretch Level (150% payout)	Maximum Level (200% payout)	Fiscal 2017 Results	Percent Earned
Adjusted EPS (80%)	$2.70	$3.30	$3.40	$4.50	$3.43	151.4%
Adjusted RONA (20%)	9.00%	12.00%	12.40%	15.00%	12.90%	159.6%
Composite						153.0%

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Executive Compensation (continued)

Fiscal 2017 Compensation Decisions

The compensation decisions the Committee made with respect to our named executive officers for fiscal 2017 are described below.

In considering each executive’s individual performance in fiscal 2017 and determining his STI award payout for fiscal 2017 and making the other compensation decisions discussed above, the Committee specifically considered the following:

Sean D. Keohane, President and CEO.

Fiscal 2017 Performance Summary

The Committee believes that Mr. Keohane performed extremely well in 2017. The Committee also specifically recognized:

•	the Company’s delivery on its financial goals in fiscal 2017;
•	the long-term strategic investments made to extend the Company’s leadership positions and to drive sustained growth of earnings and cash flow, including the investments in new fumed silica manufacturing capacity, in black masterbatch and conductive formulations, and in the new Asia Technology Center in China;
•	the Company’s notable progress in the areas of application innovation and efficiency and optimization;
•	the successful promotions and hires made to further develop and strengthen the senior management team;
•	the continued progress in our safety, health and environmental performance, which included top tier TRIR performance, a notable reduction in environmental non-conformances and a Gold rating from Ecovadis for our 2016 Sustainability report;
•	the strengthening of our investor outreach and efforts to build strong understanding and support for the Company’s strategy in the investor community; and
•	our efforts to build strong and sustainable customer and partner relationships.

Compensation Decisions for Fiscal 2017

•	Base Salary — Mr. Keohane’s annual base salary for calendar 2017 was $900,000, an increase of 6% compared to his 2016 annual base salary.
•	STI Award — Mr. Keohane’s target STI award for fiscal 2017 was $900,000 (100% of his annual base salary) and his actual STI award payout for fiscal 2017 was $1,252,000, 139% of target, based on achievement of 147.3% of target in respect of corporate performance and 120% of target in respect of individual performance.
•	LTI Award — Mr. Keohane was granted an LTI award with a grant date value of $3,200,000, consisting of 22,195 PSUs, 19,024 TSUs and 87,981 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance metrics.

Eduardo E. Cordeiro, EVP and CFO, and President, Americas Region.

Fiscal 2017 Performance Summary

Among Mr. Cordeiro’s key achievements that the Committee considered were the following:

•	his role in the Company’s strong financial performance and 9% increase in adjusted EPS compared with fiscal 2016;
•	his role in the execution of our capital allocation strategy, returning $138 million, or 57%, of our discretionary free cash flow, to shareholders in the year through dividends and share repurchases;
•	his role in our achieving above-target levels for the NWC days performance metric under our 2017 STI program;
•	his role leading our investor relations activities, including successful outreach efforts that resulted in an increase in analyst coverage of the Company;
•	his strong guidance and support to our M&A and other strategic activities;
•	his commitment to disciplined financial policies and the maintenance of a strong balance sheet to support our overall strategy;
•	his role in the overall management of a well-functioning finance organization; and
•	his role in overseeing the North and South American organization development and other regional matters.

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Executive Compensation (continued)

Compensation Decisions for Fiscal 2017

•	Base Salary — Mr. Cordeiro’s annual base salary for calendar 2017 was $566,500, an increase of 3% compared to his 2016 annual base salary.
•	STI Award — Mr. Cordeiro’s target STI award for fiscal 2017 was $396,550 (70% of his annual base salary) and his actual STI award payout for fiscal 2017 was $540,000, 136% of target, based on achievement of 147.3% of target in respect of corporate performance and 110% of target in respect of individual performance.
•	LTI Award — Mr. Cordeiro was granted an LTI award with a grant date value of $1,000,000, consisting of 6,936 PSUs, 5,945 TSUs and 27,494 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance metrics.

Nicholas S. Cross, EVP and President, Performance Chemicals Segment, and President, EMEA Region, and until February 2017, President, Specialty Fluids Segment.

Fiscal 2017 Performance Summary

Among Mr. Cross’s key achievements that the Committee considered were the following:

•	his role in advancing our joint venture projects with The Dow Chemical Company and Inner Mongolia Hengyecheng Silicone Co., Ltd (“HYC”) that will allow us to meet growing demand for our high-performance fumed silica, and strengthening important commercial relationships with these key leaders in the silicones industry;
•	his role in the progress of our application development activities for important new, differentiated products for specialty applications, particularly in batteries and inkjet technology that enhance the performance of our customers’ products;
•	his role in driving volume and revenue growth in our Performance Chemicals segment that is in line with or greater than market;
•	his role pursuing and evaluating strategic business development opportunities, which culminated in our acquisition of Tech Blend; and
•	his role leading the EMEA region for the Company, including the continued development of our business service center in Riga, Latvia.

In addition, in connection with his responsibilities as President, Specialty Fluids until February 2017, the Committee recognized Mr. Cross’s role in the development of an infrastructure and mining project at our cesium mine in Manitoba, Canada that we expect to complete in 2018, and the growth in our fine cesium chemicals business.

Compensation Decisions for Fiscal 2017

•	Base Salary — Mr. Cross’s annual base salary for calendar 2017 was $448,650, an increase of 3% compared to his 2016 annual base salary.
•	STI Award — Mr. Cross’s target STI award for fiscal 2017 was $291,623 (65% of his annual base salary). His actual STI award payout for fiscal 2017 was $379,869, 130% of target, based on achievement of 147.3% of target in respect of corporate performance and 90% of target in respect of individual performance.
•	LTI Award — Mr. Cross was granted an LTI award with a grant date value of $850,000, consisting of 5,895 PSUs, 5,053 TSUs and 23,369 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance metrics.
•	Other — In connection with his relocation to Switzerland, Mr. Cross’s employment agreement was amended as described under “Employment Arrangements” below.

Brian A. Berube, SVP and General Counsel and, until April 2017, Interim Chief Human Resources Officer.

Fiscal 2017 Performance Summary

Among Mr. Berube’s key achievements that the Committee considered were the following:

•	his continued service as a trusted advisor to the Board and, in particular, his assistance to the Board on governance matters;
•	his strong legal guidance and support to our M&A and other strategic activities;

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Executive Compensation (continued)

•	his role in overseeing the negotiation of key commercial agreements and providing risk management counsel;
•	his effective oversight of litigation and environmental matters toward positive outcomes for the Company;
•	his role in strengthening our legal function, with a strong focus on talent development and cost management; and
•	his strong leadership within the Company’s Office of Compliance and to the Company on ethics and compliance matters, and his role in managing our regulatory compliance programs.

In addition, in connection with his responsibilities as Interim Chief Human Resources Officer until April 2017, the Committee recognized Mr. Berube’s role in providing leadership to our human resources function, which refreshed our flagship employee leadership program and other employee development programs, made improvements to our employee compensation programs and conducted a global employee engagement survey.

Compensation Decisions for Fiscal 2017

•	Base Salary — Mr. Berube’s annual base salary for calendar 2017 was $435,000, an increase of 7% compared to his 2016 annual base salary.
•	STI Award — Mr. Berube’s target STI award for fiscal 2017 was $261,000 (60% of his annual base salary). His actual STI award payout for fiscal 2017 was $367,000, 141% of target, based on achievement of 147.3% of target in respect of corporate performance and 125% of target in respect of individual performance.
•	LTI Award — Mr. Berube was granted an LTI award with a grant date value of $750,000, consisting of 5,202 PSUs, 4,458 TSUs and 20,620 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance metrics.

Hobart C. Kalkstein, SVP and President, Reinforcement Materials Segment.

Fiscal 2017 Performance Summary

Among Mr. Kalkstein’s key achievements that the Committee considered were the following:

•	his role in the strong business results of our Reinforcement Materials segment, driven by effective management of volumes, prices, costs and asset reliability;
•	his leadership in strengthening strategic customer relationships within the Reinforcement Materials segment and the successful negotiation of supply contracts with certain of our major tire customers;
•	his increased strategic focus within the Reinforcement Materials segment on industrial products;
•	his development as a leader on the Management Executive Committee;
•	his role in developing and implementing efficient expansion and debottleneck projects to support capacity growth for our carbon black businesses; and
•	his role in improving the reliability and operating efficiency of our energy centers, which reduce our costs and contribute to our sustainability goals.

Compensation Decisions for Fiscal 2017

•	Base Salary — Mr. Kalkstein’s annual base salary for calendar 2017 was $398,000, an increase of 6% compared to his 2016 annual base salary.
•	STI Award — Mr. Kalkstein’s target STI award for fiscal 2017 was $238,800 (60% of his annual base salary). His actual STI award payout for fiscal 2017 was $350,000, 147% of target, based on achievement of 147.3% of target in respect of corporate performance and 145% of target in respect of individual performance.
•	LTI Award — Mr. Kalkstein was granted an LTI award with a grant date value of $675,000, consisting of 4,681 PSUs, 4,013 TSUs and 18,558 stock options, with the number and grant date value of PSUs assuming target level of achievement of applicable performance metrics.

Risk Assessment

We monitor the risks associated with our executive compensation programs and policies on an on-going basis. In May 2017, management presented the Committee with the results of a study it conducted of our compensation programs to

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Executive Compensation (continued)

assess the potential risks arising from these programs. We believe the following policies and practices reflect sound risk management practices within our executive compensation programs and mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives:

•	Use of short- and long-term performance periods (one, two and three years) in our LTI program and multiple levels of tiered performance (threshold, target, stretch and maximum) in both our STI and LTI programs;
•	Use of maximum payout caps in both the STI and LTI programs;
•	Use of different financial performance metrics across the STI and LTI programs;
•	Ability of the Committee to use discretion to reduce STI awards;
•	Annual Committee review and approval of the STI and LTI program design, performance metrics and earned payouts;
•	Mix of equity instruments and multi-year vesting used in the LTI program;
•	Availability of a Company recoupment policy; and
•	Use of share ownership guidelines.

Based on these mitigating factors, the Committee agreed with the study’s findings that our executive compensation programs do not encourage inappropriate or unacceptable risk to the Company, and that any risks are within our ability to effectively monitor and manage and are not reasonably likely to have a material adverse effect on the Company.

Share Ownership Guidelines

To further align the interests of our executives and our shareholders, in November 2008 we adopted share ownership guidelines for members of our Management Executive Committee. Under our guidelines, we expect our CEO to own equity in the Company in an amount equal to five times his or her annual base salary, and each other officer who reports directly to the CEO to own equity in an amount equal to three times his or her annual base salary. Each executive has five years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. The Committee reviews compliance with these guidelines annually. At the time of this filing, all of our named executive officers satisfied their share ownership guidelines and all of the other members of the Management Executive Committee who have been subject to these guidelines for five years or longer had also satisfied such share ownership guidelines.

Recoupment of Compensation

The Company adopted a recoupment (clawback) policy in 2012. The policy applies to performance-based compensation, such as STI and LTI compensation, paid to participants in our LTI program (which includes our named executive officers), and covers awards made for fiscal 2013 and thereafter. Under the policy, if the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under applicable securities laws, and the amount of performance-based compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, the amount of the excess compensation awarded or paid during the three-year period preceding the date on which the Company is required to prepare the restatement is subject to recoupment, in the discretion of the Compensation Committee. In addition, if a participant knowingly engaged in misconduct that is a material factor in the Company’s obligation to restate its financial statements, the Company will have the right to seek recoupment of the proceeds from the sale of shares issued upon the exercise of stock options or upon the vesting of restricted stock units (including TSUs and PSUs) occurring during the twelve-month period following the filing with the SEC of the financial statements required to be restated, in an amount deemed appropriate by the Compensation Committee under the circumstances.

Other Information

Retirement and Other Benefit Programs

Except for Mr. Cross, our named executive officers participate in the full range of benefit programs and are covered by the same retirement plans on the same terms as are generally provided to our full-time U.S. salaried employees, are eligible to participate in and/or receive benefits under our Deferred Compensation Plan and our Death Benefit Protection Plan, and participate in our Senior Management Severance Protection Plan. These plans are described in the footnotes and text that accompany the compensation tables that follow this CD&A.

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Executive Compensation (continued)

Mr. Cross is a participant in our Senior Management Severance Protection Plan, but as a Swiss-based employee, does not participate in the other retirement and benefit programs described above. Instead, Mr. Cross participates in the same pension plan and other benefit programs that are provided to full-time Cabot employees in Switzerland and, prior to his return to Switzerland in January 2017, participated in the insurance and other benefit programs provided to other employees under our international assignment program. These benefits, and their costs to Cabot, are described in the footnotes and text that accompany the compensation tables that follow this CD&A.

Health and Welfare Plans

The health and welfare plans offered to our named executive officers are the same as those offered to all other employees working in the same country. While on international assignment, Mr. Cross was also covered by the health and welfare plans and life and disability benefits offered to our employees on an international assignment.

Perquisites

We provide our named executive officers a modest level of perquisites, consisting principally of financial planning and tax assistance services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in each case so that they are able to focus their attention on Cabot’s business. Mr. Cross received certain benefits as a result of his international assignment consistent with Cabot’s International Assignment Policy, as described in the footnotes and text that accompany the compensation tables that follow this CD&A.

Employment Arrangements

Our named executive officers, other than Mr. Cross, each serve without an employment agreement and their compensation is set by the Compensation Committee as described above.

Mr. Cross entered into a standard form of employment agreement with Cabot Switzerland when his employment with the Company was transferred to that entity. That agreement was amended in May 2015 to cover the compensation and relocation benefits related to Mr. Cross’ international assignment from August 1, 2015 through December 31, 2016. Consistent with Cabot’s International Assignment Policy, while he was on an international assignment, the Company provided Mr. Cross with, or paid the cost of: furnished housing, including utilities; cost of living adjustments (positive or negative); a taxable annual car allowance of $15,000; one home leave per year; and a payment in the amount of $25,000 annually for the cost of travel necessitated by his assignment. Mr. Cross was also covered by the tax equalization provisions of Cabot’s International Assignment Policy under which Mr. Cross’s tax obligations are equal to the taxes he would have paid had he remained resident in Switzerland and the Company pays all other United States and Swiss taxes associated with the income Mr. Cross earned while on assignment. Mr. Cross relocated back to Switzerland effective January 1, 2017 and his employment agreement was amended to cover his compensation, relocation, and tax equalization and other benefits following such relocation. In connection with his relocation, the Company provided Mr. Cross with movement of household goods and a relocation allowance equal to one month of his base salary and continued his tax equalization benefits to prevent him from paying more individual income tax as a result of his required travel to the U.S. than he would have paid if no such travel occurred.

Hedging Policy

The Company has a policy that prohibits executives and directors from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. In addition, this policy is designed to ensure compliance with all insider trading rules.

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Executive Compensation (continued)

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote short- and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a publicly-traded company may deduct for compensation paid to certain executive officers. This limitation does not, however, apply to compensation paid to a company’s chief financial officer or to compensation meeting the definition of “qualifying performance-based compensation.” The group of executive officers whose compensation is subject to Section 162(m)’s limitation on deductibility was expanded, and the exemption for qualifying performance-based compensation was repealed, by recent tax legislation effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our executive officers in future years in excess of $1 million may not be deductible unless it qualifies for certain transition relief (with the scope of such transition relief being uncertain at this time). While the Company will monitor guidance and developments in this area, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided, compensation that is not tax deductible or is otherwise limited as to tax deductibility.

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Executive Compensation (continued)

Summary Compensation Table

The following table and footnotes describe the compensation for our named executive officers for the three most recently completed fiscal years. A description of each component of our executive compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 25.

Name and Principal Position	Year	Salary ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Sean D. Keohane	2017	887,500	2,079,911	1,119,647	1,252,000	—	232,734	5,571,792
President and CEO	2016 2015	681,161 460,900	1,133,052 503,974	630,096 279,909	710,000 85,000	20,143 4,334	159,278 68,846	3,333,730 1,402,963
Eduardo E. Cordeiro	2017	562,375	649,976	349,889	540,000	18,988	127,815	2,249,043
Executive Vice	2016	550,000	1,376,912	350,182	424,000	43,613	116,970	2,861,677
President and CFO, and President, Americas Region	2015	544,800	630,024	349,883	—	14,574	72,240	1,611,521
Nicholas S. Cross(1)	2017	445,383	552,436	297,395	379,869	5,600	294,114	1,974,797
Executive Vice President and President, Performance Chemicals Segment and EMEA Region	2016 2015	437,711 442,691	501,540 503,974	280,148 279,909	277,895 85,821	95,800 131,400	498,768 347,699	2,091,862 1,791,494
Brian A. Berube	2017	427,500	487,444	262,410	367,000	11,639	95,101	1,651,094
Senior Vice President and	2016	405,000	895,477	245,132	253,000	33,358	82,340	1,914,307
General Counsel	2015	398,750	441,017	244,924	75,000	10,051	61,693	1,231,435
Hobart C. Kalkstein(2)	2017	392,250	438,699	236,170	350,000	3,604	85,875	1,506,598
Senior Vice President and President, Reinforcement Materials Segment	2016	346,091	297,602	115,513	226,000	13,389	58,709	1,057,304

1.	Mr. Cross is based in Switzerland and was on an international assignment from Switzerland to the U.S. from August 1, 2015 through December 31, 2016. His base salary and STI award are paid in Swiss Francs. For purposes of the disclosure in this proxy statement, all amounts that were paid and recorded in Swiss Francs have been translated to U.S. Dollars (i) with respect to his fiscal 2017 compensation, using the average monthly exchange rate during the 12-month period ended September 30, 2017 of U.S. $1.0129833 per Swiss Franc, (ii) with respect to his fiscal 2016 compensation, using the average daily exchange rate during the 12-month period ended September 30, 2016 of U.S. $1.017932 per Swiss Franc, (iii) with respect to his fiscal 2015 compensation, using the average daily exchange rate during the 12-month period ended September 30, 2015 of U.S. $1.0466 per Swiss Franc and (iv) with respect to his fiscal 2015 pension values, using the exchange rate of U.S. $1.029018 per Swiss Franc. Mr. Cross’s equity-based compensation was, and continues to be, awarded in U.S. Dollars.
2.	For Mr. Kalkstein, information is only provided for fiscal 2016 and 2017 as he was not a named executive officer in fiscal 2015.
3.	We review base salaries annually in November and any changes are effective on January 1 of the following calendar year. The amounts reported in this column reflect salary earned during each fiscal year.
4.	The amounts reported in this column reflect the aggregate grant date fair value of TSUs and PSUs granted in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit is equal to the closing price of Cabot common stock on the date of grant. We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned) granted in or after fiscal 2017, if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. The grant date fair value of the PSUs was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved, and for awards made for fiscal 2017, these amounts are as follows: Mr. Keohane: $1,119,960; Mr. Cordeiro: $349,991; Mr. Cross: $297,462; Mr. Berube: $262,493; and Mr. Kalkstein: $236,203. If the maximum level of performance were to be achieved under the PSUs made for fiscal 2017, the grant date fair value of these awards would be as follows: Mr. Keohane: $2,239,920; Mr. Cordeiro: $699,982; Mr. Cross: $594,924; Mr. Berube: $524,986; and Mr. Kalkstein: $472,406. For Messrs. Cordeiro and Berube, the amounts reported in this column for fiscal 2016 also include the grant date fair value of the supplemental award of TSUs they received in recognition of the increased job responsibilities they assumed during the transition of CEO responsibilities to Mr. Keohane.

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Executive Compensation (continued)

5.	The amounts reported in this column reflect the grant date fair value for stock option awards granted in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, determined using the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note M to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2017.

6.	The amounts reported in this column consist of:
a.	The aggregate change in the actuarial present value of each named executive officer’s (other than Mr. Cross) accumulated pension benefits under the Cash Balance Plan and the Supplemental Cash Balance Plan measured from October 1 to September 30 as follows: for Mr. Keohane: $4,334 in 2015, $20,143 in 2016, and $(10,173) in 2017; for Mr. Cordeiro: $8,953 in 2015, $31,817 in 2016, and $(16,819) in 2017; for Mr. Berube: $5,144 in 2015, $23,834 in 2016, and $(9,996) in 2017; and for Mr. Kalkstein: $11,195 in 2016, and $(4,804) in 2017. These figures are presented in accordance with SEC rules which require the use of the same assumptions as required by FASB ASC Topic 715. When such amounts are negative, they are not reflected in the sum reported in the column. These pension plans are frozen and, therefore, the change in the Present Value of Accrued Benefits (PVAB) is due to (i) one less year to accumulate benefits to normal retirement, resulting in a shorter discounting period and an increase to the PVAB; and (ii) changes in the discount rate assumptions for these plans, the net effect of which decreased the PVAB. Details on the pension plans and the actuarial assumptions can be found below under the heading “Pension Benefits”.

b.	The aggregate change in the actuarial present value of Mr. Cross’s accumulated pension benefits attributable to employer contributions under the Swiss Pension Plan measured from October 1 to September 30 as follows: $131,400 in 2015, $95,800 in 2016, and $5,600 in 2017. These figures are presented in accordance with SEC rules which require the use of the same assumptions as required by FASB ASC Topic 715. In fiscal 2015, approximately 68% of the increase in the PVAB was due to (i) one less year to accumulate benefits to normal retirement resulting in a shorter discounting period; (ii) a change in discount rate from 1.75% to 1.0%; and (iii) an increase in Mr. Cross’s base salary. 32% of the increase in PVAB was attributable to the Company contribution made during the year. In fiscal 2016, approximately 51% of the increase in PVAB was due to the Company contribution made during the year and the remaining increase was due primarily to the change in discount rate from 1.0% to 0.25%. In fiscal 2017, the increase in one year of accrual was mostly offset by the increase in the discount rate assumption from 0.25% to 0.77%. Details on the pension plan and the actuarial assumptions can be found below under the heading “Pension Benefits”.

c.	Above-market interest (the portion exceeding 120% of the applicable federal long-term rate) credited to deferrals under Cabot’s deferred compensation plan as follows: Mr. Cordeiro: $5,621 in fiscal 2015, $11,796 in fiscal 2016, and $18,988 in fiscal 2017; Mr. Berube: $4,907 in fiscal 2015, $9,524 in fiscal 2016, and $11,639 in fiscal 2017; and Mr. Kalkstein $2,194 in fiscal 2016, and $3,604 in fiscal 2017.

7.	The table below identifies the amounts shown for fiscal 2017 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to 401(k) Plan ($)(a)	Company Contributions to Supplemental 401(k) Plan ($)(a)	Company Contributions to Deferred Compensation Plan ($)(a)	Financial Planning and Tax Assistance ($)(b)	Company Car/ Representation Allowance ($)(c)	International Assignment and Tax Equalization ($)(d)	Relocation Assistance ($)(e)	Other ($)(f)	Total ($)
Sean D. Keohane	27,000	186,950	—	14,016	—	—	—	4,768	232,734
Eduardo E. Cordeiro	27,000	29,238	54,000	14,148	—	—	—	3,429	127,815
Nicholas S. Cross	—	—	—	1,754	23,823	208,732	59,292	513	294,114
Brian A. Berube	27,000	45,110	7,340	14,527	—	—	—	1,124	95,101
Hobart C. Kalkstein	27,558	40,737	5,092	11,457	—	—	—	1,031	85,875

a.	The 401(k) Plan, Supplemental 401(k) Plan, and Deferred Compensation Plan are described under the heading “Deferred Compensation” beginning on page 51.
b.	Consists of amounts paid or reimbursed by Cabot for financial planning and tax assistance services during fiscal 2017. Tax equalization benefits received by and related tax services provided to Mr. Cross during fiscal 2017 under our international assignment policy are listed under the “International Assignment and Tax Equalization” column.
c.	Consists of the cost to Cabot of providing a leased car, $13,795, fuel, $911, and a representation allowance, $9,117, to Mr. Cross while he was resident in Switzerland in accordance with the terms of his employment agreement. The representation allowance is a tax-free amount paid to managers in Switzerland to cover business-related expenses that are not reimbursed by Cabot.
d.	Mr. Cross received benefits in an amount equal to $208,732 pursuant to our international assignment policy. This includes a net amount of $10,657 for expenses and cost of living adjustments related to his international assignment to the U.S., consisting of $18,855 for rent, parking, and utilities for housing in Massachusetts, $3,855 for home leaves for the year, and a negative cost of living adjustment equal to ($12,053) representing the difference between the cost of living in Switzerland and the U.S. Mr. Cross will also receive approximately $190,000 in tax equalization benefits with respect to fiscal 2017, which accounts for the higher actual taxes due in Switzerland and the U.S. compared to the amount that he would have paid in taxes in Switzerland if he were not on an international assignment or traveling to the U.S. to work. Mr. Cross also received related tax preparation services amounting to $8,075. Certain of these amounts were paid in Swiss Francs and have been converted to U.S. dollars as described above.
e.	Mr. Cross received $59,292 in relocation benefits pursuant to our employee relocation and international assignment policies in connection with his move from the U.S. to Switzerland. This amount consists of: $37,388 as a relocation allowance; and $21,904 for moving household goods. Certain of these amounts were paid in Swiss Francs and have been converted to U.S. dollars as described above.

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2018 PROXY STATEMENT

Executive Compensation (continued)

f.	Consists of the amount paid by Cabot for an annual physical exam for Messrs. Keohane, $2,550, and Cordeiro, $1,950; and for each named executive officer (other than Mr. Cross), the cost to Cabot of insurance premiums under our Death Benefit Protection Plan, which provides a death benefit equal to three times a named executive officer’s annual base salary at the time of his death, up to a maximum benefit of $3,000,000. These premiums are paid directly to the life insurance carriers. For Mr. Cross, includes the 3 months of premiums paid by Cabot to provide a death benefit of $300,000 under our life insurance program for employees who are on an international assignment. This benefit ended for Mr. Cross on December 31, 2016. These premiums are paid directly to the life insurance carriers.

The table does not include any amounts for the use of tickets for sporting and cultural events by the named executive officers because no incremental costs were incurred by Cabot in providing these benefits. Cabot purchases season tickets to sporting and cultural events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets.

Grant of Plan-Based Awards Table

The following table reports plan-based awards granted to the named executive officers during fiscal 2017. The material terms of our STI and LTI awards are described in “Compensation Discussion and Analysis — Our Performance-based Compensation Philosophy” beginning on page 32.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean D. Keohane
Time-Based Restricted Stock Unit (“RSU”)	11/11/16	—	—	—	—	—	—	19,024	—	—	959,951
Performance-Based RSU	11/11/16	—	—	—	11,098	22,195	44,390	—	—	—	1,119,960
Options	11/11/16	—	—	—	—	—	—	—	87,981	50.46	1,119,647
Short-Term Incentive Compensation (“STI”)	—	315,000	900,000	1,800,000	—	—	—	—	—	—	—
Eduardo E. Cordeiro
Time-Based RSU	11/11/16	—	—	—	—	—	—	5,945	—	—	299,985
Performance-Based RSU	11/11/16	—	—	—	3,468	6,936	13,872	—	—	—	349,991
Options	11/11/16	—	—	—	—	—	—	—	27,494	50.46	349,889
STI	—	138,793	396,550	793,100	—	—	—	—	—	—	—
Nicholas S. Cross
Time-Based RSU	11/11/16	—	—	—	—	—	—	5,053	—	—	254,974
Performance-Based RSU	11/11/16	—	—	—	2,948	5,895	11,790	—	—	—	297,462
Options	11/11/16	—	—	—	—	—	—	—	23,369	50.46	297,395
STI	—	102,068	291,623	583,245	—	—	—	—	—	—	—
Brian A. Berube
Time-Based RSU	11/11/16	—	—	—	—	—	—	4,458	—	—	224,951
Performance-Based RSU	11/11/16	—	—	—	2,601	5,202	10,404	—	—	—	262,493
Options	11/11/16	—	—	—	—	—	—	—	20,620	50.46	262,410
STI	—	91,350	261,000	522,000	—	—	—	—	—	—	—
Hobart C. Kalkstein
Time-Based RSU	11/11/16	—	—	—	—	—	—	4,013	—	—	202,496
Performance-Based RSU	11/11/16	—	—	—	2,341	4,681	9,362	—	—	—	236,203
Options	11/11/16	—	—	—	—	—	—	—	18,558	50.46	236,170
STI	—	83,580	238,800	477,600	—	—	—	—	—	—	—

1.

The amounts in these columns represent award opportunities under our Short-Term Incentive Compensation Plan and assume that adjusted EBIT and adjusted NWC days, the financial metrics for corporate performance for fiscal 2017 as described in the Compensation Discussion and Analysis section of this proxy statement, are achieved at the threshold, target and maximum levels, as applicable. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70% in the STI program, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included

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2018 PROXY STATEMENT

Executive Compensation (continued)

in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual STI payments made for fiscal 2017 are included in the Summary Compensation Table on page 44 in the column “Non-Equity Incentive Plan Compensation.”
2.	The amounts in these columns represent PSU awards. These awards vest three years after the date of grant, generally subject to the executive’s continued employment through the vesting date, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. For fiscal 2017 awards, the two financial metrics used to measure corporate performance were adjusted EPS and adjusted RONA. The amount included in the “Target” column reflects the total number of shares that would be issued when the award vests if the Company achieves target financial performance against the adjusted EPS and adjusted RONA goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of shares that would be issued when the award vests if the Company achieves threshold financial performance each year, and the amount in the “Maximum” column reflects 200% of the target award, and the total number of shares that would be issued when the award vests if the Company achieves maximum financial performance each year.
3.	The amounts in these columns represent TSU awards. These awards vest three years after the date of grant, generally subject to the executive’s continued employment through the vesting date.
4.	All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant and generally vest, subject to continued employment, over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant).
5.	Reflects the grant date fair value of TSUs, PSUs and option awards, calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value per unit for TSUs and PSUs is equal to the closing price of Cabot common stock on the date of grant ($50.46). We pay dividend equivalents on all TSU awards, and on PSUs (to the extent earned) granted in or after fiscal 2017, if, and when, we pay dividends on our common stock, which is factored into the grant date fair value for these awards. The grant date fair value for PSUs was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved. The grant date fair value of these awards assuming the maximum level of performance is achieved is set forth in footnote 4 to the Summary Compensation Table. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate the grant date fair value of these awards are set forth in Note M to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2017.

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2018 PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Sean D. Keohane	15,909	—	34.64	11/11/2020	5,213		290,885	—		—
	22,561	—	32.95	11/10/2021	6,069		338,650	—		—
	21,067	—	35.25	11/8/2022	6,090		339,822	—		—
	14,297	—	47.62	11/7/2023	19,024		1,061,539	—		—
	10,714	7,143	46.03	11/13/2024	3,094	(2)	172,645	—		—
	7,685	17,932	39.54	11/11/2025	6,079	(3)	339,208	3,778	(6)	210,812
	7,936	18,519	49.26	3/20/2026	6,100	(3)	340,380	3,791	(6)	211,538
	—	87,981	50.46	11/10/2026	11,319	(4)	631,600	29,594	(7)	1,651,345
Eduardo E. Cordeiro	19,063	—	47.62	11/7/2023	6,517		363,649	—		—
	13,392	8,929	46.03	11/13/2024	7,587		423,355	—		—
	—	22,415	39.54	11/11/2025	16,425		916,515	—		—
	—	27,494	50.46	11/10/2026	5,945		331,731	—		—
					3,868	(2)	215,834	—		—
					7,599	(3)	424,024	4,722	(6)	263,488
					3,537	(4)	197,365	9,248	(7)	516,038
Nicholas S. Cross	13,344	—	47.62	11/7/2023	5,213		290,885	—		—
	10,714	7,143	46.03	11/13/2024	6,069		338,650	—		—
	7,685	17,932	39.54	11/11/2025	5,053		281,957	—		—
	—	23,369	50.46	11/10/2026	3,094	(2)	172,645	—		—
					6,079	(3)	339,208	3,778	(6)	210,812
					3,006	(4)	167,735	7,860	(7)	438,588
Brian A. Berube	13,344	—	47.62	11/7/2023	4,562		254,560	—		—
	9,374	6,251	46.03	11/13/2024	5,311		296,354	—		—
	6,724	15,691	39.54	11/11/2025	10,000		558,000	—		—
	—	20,620	50.46	11/10/2026	4,458		248,756	—		—
					2,707	(2)	151,051	—		—
					5,320	(3)	296,856	3,306	(6)	184,475
					2,653	(4)	148,037	6,936	(7)	387,029
Hobart C. Kalkstein	2,410	1,607	46.03	11/13/2024	2,281		127,280	—		—
	1,728	4,035	39.54	11/11/2025	2,655		148,149	—		—
	1,275	2,976	47.23	4/6/2026	952		53,122	—		—
	—	18,558	50.46	11/10/2026	4,013		223,925	—		—
					1,160	(2)	64,728	—		—
					2,280	(3)	127,224	1,416	(6)	79,013
					953	(3)	53,177	594	(6)	33,145
					2,387	(4)	133,195	6,242	(7)	348,304

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2018 PROXY STATEMENT

Executive Compensation (continued)

1.	Under our long-term incentive program, options vest over a three-year period as follows, assuming the named executive officer’s continued employment with Cabot through the vesting date: 30% on each of the first and second anniversaries of the date of grant (which, for all option awards listed in this column, is the date that is ten years prior to the option expiration date) and 40% on the third anniversary of the date of grant, except that the options awarded to Mr. Keohane on March 21, 2016 and Mr. Kalkstein on April 7, 2016 in connection with their new roles vest as follows, assuming their continued employment with Cabot through the vesting date: 30% on November 12, 2016, 30% on November 12, 2017 and 40% on November 12, 2018.
2.	Reflects the portion of the fiscal 2015 PSUs earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for each of the three years within the three-year performance period of the award. These units vested on November 14, 2017, the third anniversary of the date of grant, and were settled on November 20, 2017, the date the Compensation Committee determined the achievement of the adjusted EPS and adjusted RONA metrics used to determine the number of PSUs earned during fiscal year 2017.
3.	Reflects the portion of the fiscal 2016 PSUs earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the first two years within the three-year performance period of the award. These units will vest on November 12, 2018, assuming the named executive officer’s continued employment with Cabot through the vesting date.
4.	Reflects the portion of the fiscal 2017 PSUs earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the first year within the three-year performance period of the award. These units will vest on November 11, 2019, assuming the named executive officer’s continued employment with Cabot through the vesting date.
5.	The value of shares of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 29, 2017 ($55.80) by the number of shares of unvested restricted stock units.
6.	Reflects the portion of the fiscal 2016 PSUs that may be earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 12, 2018, assuming the named executive officer’s continued employment with Cabot through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the stretch adjusted EPS metric and maximum adjusted RONA metric with respect to such award, based on fiscal 2017 performance.
7.	Reflects the portion of the fiscal 2017 PSUs that may be earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the second and third year within the three-year performance period of the award. These units, to the extent earned, will vest on November 11, 2019, assuming the named executive officer’s continued employment with Cabot through the vesting date. The number of shares shown for each named executive officer’s PSU award assumes the Company will achieve the maximum adjusted EPS and maximum adjusted RONA metrics with respect to such award, based on fiscal 2017 performance.

Option Exercises and Stock Vested Table

The following table shows the options exercised by our named executive officers and the restricted stock units that vested for each officer during fiscal 2017. The value of options realized on exercise is the difference between the closing price of our common stock on the exercise date and the exercise price, multiplied by the number of shares acquired on exercise. The value of stock realized on the vesting of time-based restricted stock units is the product of the number of shares vested and the closing price of our common stock on the vesting date. The value of stock realized on the vesting of performance-based restricted stock units is the product of the number of shares vested and the closing price of our common stock on the settlement date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Sean D. Keohane	—	—	7,009	350,250
Eduardo E. Cordeiro	37,695	801,243	9,347	467,086
Nicholas S. Cross	—	—	6,542	326,914
Brian A. Berube	39,215	919,860	6,542	326,914
Hobart C. Kalkstein	16,300	622,976	3,118	155,458

Pension Benefits

Cabot’s salaried employees in the U.S. who were employees prior to January 1, 2014 (including each of our named executive officers other than Mr. Cross) participate in Cabot’s Cash Balance Plan and, in certain cases, our Supplemental Cash Balance Plan. The Cash Balance Plan and the Supplemental Cash Balance Plan were each frozen on December 31, 2013, and no further benefits will accrue under those plans.

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2018 PROXY STATEMENT

Executive Compensation (continued)

Cabot’s salaried employees in Switzerland (including Mr. Cross) participate in the AXA Foundation for Occupational Benefits AXA-Winterthur (the Swiss Pension Plan).

The benefits provided under these plans are described below.

Cash Balance Plan

The Cash Balance Plan is a funded, tax-qualified defined benefit plan. Prior to January 1, 2014, participants in the Cash Balance Plan accrued benefits from defined notional contributions (“pay-based credits”) in an amount equal to 3% of eligible compensation during their first five years of service, 3.5% during their next five years of service and 4% for years after ten years of service. Additional credits of 2% of earnings were provided on eligible compensation in excess of the Social Security wage base. Eligible compensation included base salary and short-term incentive bonus payments. Participants also received a guaranteed rate of return (“interest-based credits”) on their account balances.

While the plan is frozen, interest-based credits are earned on account balances during a calendar year at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participant begins receiving benefit payments. For calendar year 2017, the interest rate was 0.74%. At retirement at any age or other termination of employment, a participant eligible for benefits may receive his or her vested account balance in a lump sum payment or in a monthly pension having an equivalent actuarial value.

Participants are 100% vested in their accounts after three years of employment with Cabot. As of September 30, 2017, all of our U.S.-based named executive officers were fully vested in their account balances under the Cash Balance Plan.

Supplemental Cash Balance Plan

The Supplemental Cash Balance Plan is an unfunded, non-qualified defined benefit plan created to provide benefits in circumstances where maximum limits established under the Internal Revenue Code prevent participants from receiving some of the benefits that would otherwise be provided under the Cash Balance Plan. The Internal Revenue Code limits the amount of compensation that can be taken into account annually to determine benefits under the tax-qualified Cash Balance Plan. The Supplemental Cash Balance Plan was intended to provide eligible employees the same benefits they would have earned under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause.

Swiss Pension Plan

The Swiss Pension Plan is a cash balance pension plan that provides benefits upon retirement and upon death or disability. Employees and the Company both make contributions to the plan according to an age-related contribution scale. Since the time Mr. Cross became an employee of Cabot’s subsidiary in Switzerland, he has been required to make an annual contribution of a percentage of his base salary depending on his age during the year (equal to 6% in 2015, and 7.6% in 2016 and 2017) to fund retirement benefits plus an amount equal to 1% of his base salary to fund approximately 50% of the cost of his death and disability benefits and administrative expenses. In addition, the Company has made an annual contribution to Mr. Cross’s account in an amount equal to a percentage of his base salary based on his age (9% in 2015, and 11.4% in 2016 and 2017) to fund his retirement benefits plus an amount equal to approximately 1% of his base salary to fund the balance of the costs for his death and disability benefits and administrative expenses. Employees, including Mr. Cross, may elect to contribute additional amounts in excess of their minimum required contribution without affecting Company contributions. Interest is credited to the total retirement account balance annually at a rate determined by the Board of Trustees of AXA Foundation for Occupational Benefits AXA-Winterthur, the administrator of the Swiss Pension Plan. The interest rate for calendar year 2017 was 1.25%. The amount of the annual retirement pension is based on the accrued retirement account balance on the retirement date and is calculated using the applicable pension conversion rate. At retirement, the employee may choose to draw part or all of the retirement benefit in a lump sum with any balance paid in an annual pension. The death and disability benefits, which are funded by insurance purchased with the employee and Company contributions described above, are paid as a monthly pension as described under the heading “Potential Payments Upon Termination or Change in Control”.

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Executive Compensation (continued)

Pension Benefits Table

The following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plan(s) in which he participated as of September 30, 2017, the last day of our most recent fiscal year and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2017 financial statements. None of the named executive officers received a payment under these plans during fiscal 2017.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2), (3)
Sean D. Keohane	Cash Balance Plan Supplemental Cash Balance Plan	11 11	118,244 125,367
Eduardo E. Cordeiro	Cash Balance Plan Supplemental Cash Balance Plan	15 15	161,590 230,276
Nicholas S. Cross	Swiss Pension Plan	8	513,300
Brian A. Berube	Cash Balance Plan Supplemental Cash Balance Plan	19 19	213,007 198,600
Hobart C. Kalkstein	Cash Balance Plan Supplemental Cash Balance Plan	9 9	89,010 23,551

1.	Credited service for the Cash Balance Plan and Supplemental Cash Balance Plan represents years of service with Cabot as of December 31, 2013, the date the plans were frozen, rounded to the nearest whole year. Credited service for the Swiss Pension Plan represents years of service with Cabot Switzerland as of September 30, 2017, rounded to the nearest whole year.
2.	For Mr. Cross, the present value of the accumulated benefit excludes his contributions to the plan. The present value of the accumulated benefit attributable to Mr. Cross’s contributions to the plan amounts to $908,950.
3.	The following assumptions were used in the calculations:

	Cash Balance Plan	Supplemental Cash Balance Plan	Swiss Pension Plan
Measurement Date	9/30/2017	9/30/2017	9/30/2017
Discount Rate (for present value calculation)	3.64%	3.35%	0.77%
Form of benefit	Lump sum	Lump sum	80% pension 20% lump sum
Retirement Date	Age 65	Age 65	Age 65

Deferred Compensation

The following narrative describes benefits provided under Cabot’s Deferred Compensation Plan, 401(k) Plan and Supplemental 401(k) Plan.

Deferred Compensation Plan

Our Deferred Compensation Plan is a nonqualified plan that permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of any short-term incentive and sales incentive bonus awarded. Under this plan, participants receive a credit equal to 10% of the amount they defer, which is intended to account for the fact that any compensation that is deferred is not eligible compensation for purposes of Company contributions under the 401(k) Plan or the Supplemental 401(k) Plan. All of our named executive officers are eligible to participate in the Deferred Compensation Plan, except for Mr. Cross, who is not a U.S.-based employee. Messrs. Cordeiro, Berube, and Kalkstein made contributions to the plan for fiscal year 2017.

All deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year

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Executive Compensation (continued)

and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded daily. The Moody’s rate used to calculate interest payable for calendar year 2017 was 4.19%. Participants in the Deferred Compensation Plan can elect to defer receipt of their eligible compensation until a specified date (an “in service election”) or until they cease to be employees of Cabot (a “termination/retirement election”). Participants may elect to receive deferred amounts in a lump sum payment, in installments over a period of up to five years in the case of an in-service election or, if the participant’s account balance is at least $50,000, in installments over a period of up to ten years for a termination/retirement election.

401(k) Plan and Supplemental 401(k) Plan

Under the 401(k) Plan, a tax-qualified defined contribution plan in which Cabot’s U.S.-based named executive officers and other employees in the U.S. participate, Cabot makes a retirement contribution equal to 4% of a participant’s eligible compensation (consisting of base salary and cash bonuses) and a matching contribution of 100% of a participant’s contribution, up to 6% of the participant’s eligible compensation. These Company contributions are allocated to the participant’s account in accordance with his or her investment elections.

The Supplemental 401(k) Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to executive officers and certain other employees in the U.S. that cannot be made under the 401(k) Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental 401(k) Plan are made at the same percentage of pay that Company contributions would have been made under the 401(k) Plan were it not for the limitations imposed by the Internal Revenue Code. Amounts credited to the Supplemental 401(k) Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made in shares of Cabot common stock, except that for certain grandfathered accounts distributions are made in cash. None of our named executive officers have grandfathered accounts.

Under both the 401(k) Plan and Supplemental 401(k) Plan, participants are immediately vested in the matching contributions and vested in other Cabot retirement contributions after two years of employment with Cabot. All of our U.S.-based named executive officers are fully vested in their account balances under these plans.

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental 401(k) Plan and the Deferred Compensation Plan for fiscal 2017.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)
Sean D. Keohane Supplemental 401(k) Plan	—	186,950	66,672	—	938,733
Eduardo E. Cordeiro Deferred Compensation Plan Supplemental 401(k) Plan	540,000 —	54,000 29,238	48,718 80,621	333,056 —	1,254,742 993,937
Nicholas S. Cross	—	—	—	—	—
Brian A. Berube Deferred Compensation Plan Supplemental 401(k) Plan	73,400 —	7,340 45,110	30,205 74,439	140,776 —	716,849 936,270
Hobart C. Kalkstein Deferred Compensation Plan Supplemental 401(k) Plan	50,923 —	5,092 40,737	9,283 12,689	— —	235,776 179,117

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Executive Compensation (continued)

1.	The amounts contributed by Messrs. Cordeiro and Berube represent their deferral of all or a portion of the STI they earned with respect to fiscal 2017 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44. The amount contributed by Mr. Kalkstein consists of the deferral of a portion of the short-term incentive compensation earned with respect to fiscal 2017 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and a portion of his base salary during fiscal 2017 as reported in the “Salary” column of the Summary Compensation Table.
2.	These amounts represent credits by Cabot accrued under the Deferred Compensation Plan and the Supplemental 401(k) Plan and are reported in the Summary Compensation Table on page 44 under the heading “All Other Compensation.”
3.	For the Deferred Compensation Plan, earnings represent the amount credited based on the Moody’s interest rate for the year. For the Supplemental 401(k) Plan, earnings represent the value of dividends earned and investment gains or losses as if the account balance had been invested in Cabot common stock. For fiscal 2017, the portion of the earnings that represents above-market interest (the portion exceeding 120% of the applicable federal long-term rate) is reported in the Summary Compensation Table on page 44 under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings”.
4.	The aggregate balance amounts under the Deferred Compensation Plan include deferrals made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits upon a change in control or if their employment is terminated, including following a change in control. This section describes various change in control and termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits assuming a termination of employment and/or a change in control, as applicable, occurred on September 30, 2017 follows this narrative description.

Potential Payments Following a Change in Control

Severance Plan

Participants in our Senior Management Severance Protection Plan (the “Severance Plan”) are determined by our Compensation Committee and as of September 30, 2017 consisted of thirteen of our senior managers, including all of our named executive officers.

Under the Severance Plan, participants are entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Under the Severance Plan, Mr. Keohane is entitled to a lump sum payment equal to three times the sum of his base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of three years (i.e., medical and dental benefits; long-term disability coverage; and life insurance) and the other named executive officers are each entitled to a lump sum payment equal to two times the sum of their base salary and bonus (each, as determined below) and continued health and welfare benefits for a period of two years. In addition, under the Severance Plan, each participant is entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her salary.

Base salary under the Severance Plan is calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the participant’s employment termination date. The bonus is calculated at the greater of (i) the participant’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the participant’s employment is terminated, whichever was greater or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

The Severance Plan also includes a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

The provision of benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

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Executive Compensation (continued)

Retirement and Equity Incentive Plans

The accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon a change in control of Cabot.

Upon a change in control of Cabot, the Compensation Committee, as administrator of our 2017 Long-Term Incentive Plan and our 2009 Long-Term Incentive Plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of new awards in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee retains authority to accelerate the vesting of awards. The Compensation Committee has provided, and intends to continue to provide, for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years following the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including Messrs. Keohane, Cordeiro, Berube, and Kalkstein, termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and is deemed to occur one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long-term disability plan, and (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service with Cabot. We have not included a value for these benefits in the table on pages 56-57 because the plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried U.S. employees. In addition, the accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon termination of employment by reason of death or disability. Messrs. Keohane, Cordeiro, Berube, and Kalkstein are vested in their account balances under these plans. Mr. Cross would receive disability and death benefits under the Swiss Pension Plan. 50% of these benefits are funded by employee contributions and 50% are funded by employer contributions. In the event of disability due to sickness, after 24 months the Swiss Pension Plan provides benefits to the employee equal to 50% of his pensionable salary and to the employee’s eligible children equal to 5% of the disabled parent’s pensionable salary. Children are eligible to receive this benefit up to age 18, or up to age 25 if still in education. The pension is paid to the employee until death. In the event of death the Swiss Pension Plan provides an annuity benefit to surviving spouses or partners equal to 30% of pensionable salary and to such employee’s children on the same eligibility criteria described above equal to 5% of the pensionable salary. This benefit is payable for the lifetime of the surviving spouse or partner and, in the case of children, while they meet the eligibility criteria.

Under the terms of Cabot’s 2017 Long-Term Incentive Plan and 2009 Long-Term Incentive Plan, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options and unvested restricted stock units would immediately vest. In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned based upon performance as of the date of the termination of employment.

We provide the U.S.-based named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary up to a maximum benefit of $3,000,000, which is payable to their beneficiary at the time of their death.

Termination of Employment Upon Retirement

Upon retirement, participants in the Cash Balance Plan and Supplemental Cash Balance Plan are entitled to receive benefit payments, and participants in the 401(k) Plan and the Supplemental 401(k) Plan may receive a distribution of their account balances. Participants in the U.S. retirement plans are eligible for early retirement upon attaining age 55 and completing at least 10 years of service. Participants in the Swiss Pension Plan are entitled to receive benefits under that plan upon retirement. Participants in the Swiss retirement plan are eligible for early retirement upon attaining age 60, with no minimum service requirement. As of September 30, 2017, Mr. Berube was the only named executive officer who met the eligibility criteria for early retirement under these plans.

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Executive Compensation (continued)

Under our current arrangements, a named executive officer may also be eligible to receive retiree welfare benefits. These retiree welfare benefits are not included in the table on pages 56-57 because these benefit plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all U.S. salaried employees.

Termination for Cause or Voluntarily Without Good Reason

As described above, a named executive officer would not receive severance payments under the terms of the Severance Plan if his employment is terminated for cause or if he terminates his employment without good reason. He also would not receive benefits under the terms of our Supplemental 401(k) Plan or Supplemental Cash Balance Plan if his employment is terminated for cause.

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Executive Compensation (continued)

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the officer’s employment had been terminated on September 30, 2017, the last day of fiscal 2017, and/or if a change in control had occurred on such date.

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Total($)(5)
Sean D. Keohane
Death	—	4,467,024	7,094	2,700,000	7,174,118
Disability	—	4,467,024	7,094	—	4,474,118
Voluntary Termination/Involuntary Termination (without cause)	—	—	7,094	—	7,094
Involuntary Termination (for cause)	—	—	6,019	—	6,019
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	5,400,000	5,556,631	7,094	207,215	11,170,940
Change in Control	—	—	7,094	—	7,094
Eduardo E. Cordeiro
Death	—	3,470,994	10,080	1,699,500	5,180,574
Disability	—	3,470,994	10,080	—	3,481,074
Voluntary Termination/Involuntary Termination (without cause)	—	—	10,080	—	10,080
Involuntary Termination (for cause)	—	—	8,127	—	8,127
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,981,000	3,893,679	10,080	132,162	6,016,921
Change in Control	—	—	10,080	—	10,080
Nicholas S. Cross
Death	—	2,077,233	1,627,358	—	3,704,591
Disability	—	2,077,233	1,355,199	—	3,432,432
Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—	—
Involuntary Termination (for cause)	—	—	—	—	—
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,480,546	2,428,271	—	86,466	3,995,283
Change in Control	—	—	—	—	—
Brian A. Berube
Death	—	2,379,933	8,062	1,305,000	3,692,995
Disability	—	2,379,933	8,062	—	2,387,995
Voluntary Termination/Involuntary Termination/Retirement (without cause)	—	—	8,062	—	8,062
Involuntary Termination (for cause)	—	—	6,960	—	6,960
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,392,000	2,688,730	8,062	111,728	4,200,520
Change in Control	—	—	8,062	—	8,062

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Executive Compensation (continued)

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Total($)(5)
Hobart C. Kalkstein
Death	—	1,136,714	5,673	1,194,000	2,336,387
Disability	—	1,136,714	5,673	—	1,142,387
Voluntary Termination/Involuntary Termination (without cause)	—	—	5,673	—	5,673
Involuntary Termination (for cause)	—	—	5,431	—	5,431
Involuntary Termination within 2 years following a Change in Control (without cause or for good reason)	1,273,600	1,380,950	5,673	105,993	2,766,216
Change in Control	—	—	5,673	—	5,673

1.	For Mr. Keohane, severance pay is equal to three times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2017 or (ii) his target bonus under our STI program for the fiscal year. For each of our other named executive officers, severance pay is equal to two times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2017 or (ii) his target bonus under our STI program for the fiscal year.
2.	For all our named executive officers, the amounts for accelerated unvested equity include the following: (i) in the case of death or disability, the value of unvested TSUs, unvested PSUs that have been earned based upon performance as of September 30, 2017 and unvested options; and (ii) in the case of a qualifying termination following a change in control, the value of unvested TSUs, unvested PSUs (consisting of units earned as of September 30, 2017 and unearned units assuming target performance is achieved) and unvested options. The value of unvested restricted stock units that become vested as described herein for all named executive officers was calculated by multiplying the closing market price of our common stock on September 29, 2017 ($55.80) by the number of shares of unvested restricted stock units. The value of unvested options that become vested as described herein for all named executive officers was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 29, 2017 and the option exercise price.
3.	The pension plan benefit amounts in this column include:
a.	For Messrs. Keohane, Cordeiro, Berube, and Kalkstein, the amounts that would be payable under the Cash Balance Plan in a lump sum that are in addition to the amounts previously reported in the Pension Benefits Table on page 51. None of these amounts are included in the Pension Benefits Table because the assumptions required to calculate the actuarial present value of the benefits for purposes of the Pension Benefits Table are different from the assumptions required to calculate the actual plan benefits. As of September 30, 2017, all of our U.S.-based named executive officers were fully vested in their accrued account balances under this plan.
b.	For Mr. Cross, the lifetime death and disability benefits attributable to Company contributions that would be payable under the Swiss Pension Plan if such benefits were to be paid in a lump sum.
4.	Continued perquisites and benefits include only those benefits provided to a named executive officer that are not provided to all employees generally. The amount reported in the event of death represents an amount equal to three times base salary up to a maximum benefit of $3,000,000, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan, which is an insured benefit applicable to all named executive officers other than Mr. Cross. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits (for a period of three years for Mr. Keohane and for a period of two years for each of our other named executive officers) and outplacement services in an amount equal to 15% of the officer’s base salary.
5.	Payments do not take into account the “better of” provision in the Severance Plan described above on page 53, which, under certain circumstances, could reduce the amount of the payment.

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Proposal 2 — Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 25-57 of this proxy statement (commonly referred to as “say-on-pay”).

We believe that the compensation received by our named executive officers in respect of fiscal year 2017 appropriately aligned executive pay with our corporate performance. The portion of the short-term incentive awards earned on the basis of our corporate performance paid out at 147.3% of target awards. The performance-based restricted stock unit awards issued under our long-term incentive program are designed to produce the greatest rewards when strong results are sustained over time. Specifically, the number of shares issuable upon their vesting depends on the degree of achievement of financial performance metrics for each year within a three-year performance cycle. On the basis of our level of achievement against the adjusted EPS and adjusted RONA goals applicable to the performance-based restricted stock unit awards that were granted in fiscal 2015 and vested in 2017, our named executive officers earned 50.9% of their target awards. Our fiscal 2017 performance is summarized in the Executive Summary of our Compensation Discussion and Analysis.

The types of performance goals that we use for establishing the metrics for our executive compensation programs are the same as the ones we use when setting our business plan and the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our stockholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our stockholders over time.

For these reasons, the Board is asking stockholders to approve the compensation of our named executive officers.

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our stockholders. We will continue to reach out to our stockholders on these and other important issues and we encourage our stockholders to contact us. Stockholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

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Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of five non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. In addition, the Board has determined that Mr. MacLeod, Mr. McGillicuddy and Mr. Morrow are audit committee financial experts as defined by SEC rules. Our responsibilities are set forth in our written charter and are described above under the heading “Board Composition — How our Board Operates — Audit Committee” on page 15.

We have sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm. At least annually, we review the performance and qualifications of our independent registered public accounting firm to determine whether to retain such firm on behalf of the Company. Deloitte & Touche LLP (“D&T”) has been Cabot’s independent registered public accounting firm since 2007. During its tenure as Cabot’s independent registered public accounting firm, D&T has gained significant depth of understanding of Cabot’s global businesses, operations and systems, accounting policies and practices, and internal control over financial reporting. In accordance with SEC rules and D&T’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. In fiscal 2016, the Audit Committee, after consultation with management, approved the appointment of a new lead audit partner pursuant to this policy.

One of our primary responsibilities is to assist the Board in its oversight of the quality and integrity of Cabot’s financial statements. We met nine times during fiscal 2017. A number of those meetings included individual meetings in executive session with D&T and with Cabot’s Chief Financial Officer, Corporate Controller, Director of Internal Audit, and General Counsel. We took numerous actions to discharge our oversight responsibility with respect to the audit process, which are summarized in this report.

As described in more detail under the heading “Board Composition — Our Board’s Role in Risk Oversight” on page 17, we focus on Cabot’s financial risk exposures and the actions management has taken to monitor and mitigate such risks, and oversee Cabot’s enterprise risk management processes.

Review of Audited Financial Statements with Management

We reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2017.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

We discussed with D&T Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2017, including the matters required to be communicated by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This included a discussion of accounting policies and practices critical to our financial statements. We also received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which requires auditors to annually disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence and to confirm their independence, and discussed with D&T its independence from Cabot. In addition, we discussed Cabot’s internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, Cabot’s internal auditors and D&T. We reviewed with both D&T and Cabot’s internal auditors their audit plans, audit scope and identification of audit risks. We also discussed the results of the internal audit examinations with and without management present. In addition, any reports or concerns the Company receives relating to financial matters are communicated directly to the Chair of the Audit Committee.

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Audit Committee Matters (continued)

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for filing with the SEC, and appointed D&T as the Company’s independent registered public accounting firm for fiscal 2018.

John K. McGillicuddy (Chair)

Juan Enriquez

William C. Kirby

Roderick C.G. MacLeod

Michael M. Morrow

Audit Fees

Fees for professional services rendered by D&T for fiscal 2017 and 2016 were as follows:

	Fiscal 2017	Fiscal 2016
Audit Fees	$4,556,000	$4,619,000
Audit-Related Fees	$845,000	$118,000
Tax Fees	$0	$10,000
All Other Fees	$0	$0

The audit services for each of fiscal 2017 and 2016 include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for fiscal 2017 consisted primarily of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) comfort letter procedures; (iii) diligence and other strategic activities; and (iv) other attest services. During fiscal 2016, audit-related services consisted of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; and (ii) other attest services.

For fiscal 2017, tax services were not rendered. For fiscal 2016, tax services consisted primarily of fees for tax advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting firm. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2017 and 2016 were pre-approved by the Audit Committee or Committee Chair.

60    CABOT CORPORATION

2018 PROXY STATEMENT

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2018. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2018 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2018.

CABOT CORPORATION    61

2018 PROXY STATEMENT

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required to be filed under Section 16(a) during the fiscal year ended September 30, 2017.

Future Stockholder Proposals and Director Nominations

A stockholder who intends to present a proposal at the 2019 Annual Meeting of Stockholders and who wishes the proposal to be included in our proxy materials for that meeting must submit the proposal in writing to us so that we receive it no later than September 28, 2018. A stockholder who intends to present a proposal at the 2019 Annual Meeting of Stockholders but does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than December 8, 2018 and no later than January 7, 2019. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws, which are available on our website, describe the requirements for submitting proposals at the Annual Meeting. A stockholder who wishes to nominate a director at the 2019 Annual Meeting of Stockholders must notify us in writing no earlier than December 8, 2018 and no later than January 7, 2019. The notice must be given in the manner and must include the information and representations required by our by-laws.

Annual Report on Form 10-K

A copy of our 2017 Annual Report, including the financial statements and schedules, is available at http://www.cabotcorp.com/2018annualmeeting. To request an additional copy of the 2017 Annual Report without charge, please write to Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cabot. Officers and other employees of Cabot may solicit proxies personally, by mail, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies for a fee of $13,500.

Miscellaneous

Management does not know of any matters to be presented at the 2018 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2018 Annual Meeting that require a vote, the persons named in the proxy delivered to stockholders intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 26, 2018

62    CABOT CORPORATION

2018 PROXY STATEMENT

Appendix A

NON-GAAP RECONCILIATION

Adjusted EPS and discretionary free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation from, or as a replacement for, earnings per share from continuing operations, nor as a substitute for measures of performance reported in accordance with GAAP. Adjusted EPS excludes certain items of expense or income that management does not consider representative of our ongoing performance. These certain items are described in detail in Note S of our consolidated financial statements.

The following table reconciles adjusted EPS to earnings per share from continuing operations.

Fiscal Year	2017
Net income (loss) per share attributable to Cabot Corporation	$3.80
Less: Certain items per share	$0.38
Adjusted earnings per share	$3.43

Discretionary free cash flow is cash flow from operations, less changes in net working capital (defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities), less sustaining and compliance capital expenditures.

CABOT CORPORATION    A-1

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Eastern Time, on March 8, 2018 and by 9:00 a.m., Eastern Time on March 6, 2018 if you are a participant in one of the employee benefit plans. Vote by Internet • Go to www.envisionreports.com/CBT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Cynthia A. Arnold* 02 - John K. McGillicuddy* 03 - John F. O’Brien* 04 - Mark S. Wrighton* * Each to be elected to the class of Directors whose term expires in 2021. For Against Abstain For Against Abstain 2. To approve, in an advisory vote, Cabot’s executive compensation. 3. To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2018. 4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02QUBB

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Eastern Time, on March 8, 2018 and by 9:00 a.m., Eastern Time on March 6, 2018 if you are a participant in one of the employee benefit plans. Vote by Internet • Go to www.envisionreports.com/CBT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Cynthia A. Arnold* 02 - John K. McGillicuddy* 03 - John F. O’Brien* 04 - Mark S. Wrighton* * Each to be elected to the class of Directors whose term expires in 2021. For Against Abstain For Against Abstain 2. To approve, in an advisory vote, Cabot’s executive compensation. 3. To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2018. 4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02QUBB IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Cabot Corporation Annual Meeting of Stockholders — March 8, 2018 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Karen A. Kalita, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 8, 2018 at 4:00 p.m., Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, and at any adjournment or postponement thereof. WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. SEE REVERSE SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SIDE